                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                         -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):          January 30, 1998



                             SFX BROADCASTING, INC.
               (Exact name of registrant as specified in charter)




         Delaware                      0-22486                  13-3649750
-------------------------------  ---------------------  -----------------------
(State or Other Jurisdiction of  (Commission File No.)       (IRS Employer
      Incorporation)                                        Identification No.)



650 Madison Avenue, New York, New York 10022
-------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (212) 407-9191

                                      N/A
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  Attached hereto are selected consolidated financial data and the pro forma financial statements of SFX Broadcasting, Inc. (the "Company") and the selected consolidated financial data of SFX Entertainment, Inc. The pro forma financial statements of the Company supersede the pro forma financial statements filed as part of the Definitive Information Statement of the Company filed on Schedule 14C on January 28, 1998 and the Supplements to the Consent Solicitation Statements of the Company filed as Exhibits 99.1 and 99.2 to the Current Report on Form 8-K of the Company filed on January 29, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


SFX BROADCASTING, INC.



By:      /s/  Howard J. Tytel
         --------------------------------
         Name:  Howard J. Tytel
         Title: Executive President


Date:  January 30, 1998

            SUMMARY CONSOLIDATED FINANCIAL DATA OF SFX ENTERTAINMENT
                    (in thousands, except per share amounts)

   The Summary Consolidated Financial Data of SFX Entertainment includes the historical financial statements of Delsener/Slater and affiliated companies, the predecessor of SFX Entertainment, for each of the five years ended December 31, 1996 and the nine months ended September 30, 1996, and the historical financial statements of SFX Entertainment for the nine months ended September 30, 1997. The statement of operations data with respect to Delsener/Slater for the years ended December 31, 1992 and 1993, and the balance sheet data as of December 31, 1993 and 1994 is unaudited. The financial information presented below should be read in conjunction with the information set forth in "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto and the historical financial statements and the notes of SFX Entertainment, the Recent Acquisitions and the Pending Acquisitions included herein. The financial information has been derived from the audited and unaudited financial statements of SFX Entertainment, the Recent Acquisitions and the Pending Acquisitions. The pro forma summary data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed combined financial statements which, in the opinion of management, reflect all adjustments necessary for a fair presentation of the transactions for which such pro forma financial information is given. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be achieved for the fiscal year ending December 31, 1997.

                                      YEAR ENDED DECEMBER 31,
                        ---------------------------------------------------- -----------
                                        PREDECESSOR (ACTUAL)                   1996 (1)
                        ----------------------------------------------------  PRO FORMA
                           1992      1993       1994      1995       1996    (UNAUDITED)
                        --------- ---------  --------- ---------  ---------  -----------
STATEMENT OF
 OPERATIONS DATA:
Revenue................  $38,017    $46,526   $92,785    $47,566   $50,362     $552,365
Operating expenses ....   36,631     45,635    90,598     47,178    50,687      505,537
Depreciation &
 amortization..........      758        762       755        750       747       37,795
Corporate
 expenses (2)..........       --         --        --         --        --        3,000
                        --------- ---------  --------- ---------  ---------  -----------
Operating income
 (loss)................      628        129     1,432       (362)   (1,072)       6,033
Interest expense.......     (171)      (148)     (144)      (144)      (60)     (43,000)
Other income, net  ....       74         85       138        178       198        1,832
Equity income (loss)
 from investments .....       --         --        (9)       488       525        3,402
                        --------- ---------  --------- ---------  ---------  -----------
Income (loss) before
 income taxes..........      531         66     1,417        160      (409)     (31,733)
Income tax (provision)
 benefit...............      (32)       (57)       (5)       (13)     (106)      (1,500)
                        --------- ---------  --------- ---------  ---------  -----------
Net income (loss)......  $   499    $     9   $ 1,412    $   147   $  (515)     (33,233)
                        ========= =========  ========= =========  =========  ==========
Accretion on temporary
 equity (7)............                                                          (3,300)
Net loss applicable to                                                       -----------
 common shares ........                                                        $(36,533)
Net loss                                                                     ===========
 per common share......                                                        $  (1.79)
Weighted average                                                             ===========
 common shares
 outstanding (9).......                                                          20,400
OTHER OPERATING DATA:                                                        ===========
EBITDA (3).............  $    --    $    --   $ 2,187    $   388   $  (325)    $ 43,828
                        ========= =========  ========= =========  =========  ===========
Cash flow from:
 Operating activities .  $    --    $    --   $ 2,959    $  (453)  $ 4,214   $    --
 Investing activities .       --         --         0          0      (435)       --
 Financing activities .       --         --      (477)      (216)   (1,431)       --
Ratio of earnings to
 fixed charges (4).....      4.1x       1.4x     10.8x       5.5x      2.9x       --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             NINE MONTHS ENDED SEPTEMBER 30,
                         --------------------------------------
                          PREDECESSOR
                         -------------
                              1996                   1997 (1)
                             ACTUAL        1997      PRO FORMA
                           (UNAUDITED)    ACTUAL    (UNAUDITED)
                         -------------  ---------- -----------
STATEMENT OF
 OPERATIONS DATA:
Revenue................      $41,609      $74,396    $500,843
Operating expenses ....       42,930       63,045     440,266
Depreciation &
 amortization..........          744        4,041      28,378
Corporate
 expenses (2)..........           --        1,307       2,807
                         -------------  ---------- -----------
Operating income
 (loss)................       (2,065)       6,003      29,392
Interest expense.......          (60)        (956)    (32,206)
Other income, net  ....          143          213         779
Equity income (loss)
 from investments .....          525        1,344       5,653
                         -------------  ---------- -----------
Income (loss) before
 income taxes..........       (1,457)       6,604       3,618
Income tax (provision)
 benefit...............          (80)      (2,952)     (3,500)
                         -------------  ---------- -----------
Net income (loss)......      $(1,537)     $ 3,652         118
                         =============  ========== ==========
Accretion on temporary
 equity (7)............                                (2,475)
                                                   -----------
Net loss applicable to
 common shares ........                              $ (2,357)
                                                   ===========
Net loss
 per common share......                              $  (0.12)
                                                   ===========
Weighted average
 common shares
 outstanding (9).......                                20,400
                                                   ===========
OTHER OPERATING DATA:
EBITDA (3).............      $ 1,321      $10,044    $ 57,770
Cash flow from:
 Operating activities .      $ 2,761     $    789      $ --
 Investing activities .            0      (71,997)       --
 Financing activities .          684       78,302        --
Ratio of earnings to
 fixed charges (4).....           --         9.3x      1.3x

           SUMMARY CONSOLIDATED FINANCIAL DATA OF SFX ENTERTAINMENT
                                (in thousands)

BALANCE SHEET DATA(5):

                                       DECEMBER 31,
                           -------------------------------------
                                   PREDECESSOR (ACTUAL)
                           -------------------------------------
                             1993      1994     1995      1996
                           -------- --------  -------- --------
Current assets............  $1,823    $4,453   $3,022    $6,191
Property and equipment,
 net......................   4,484     3,728    2,978     2,231
Intangible assets, net ...      --        --       --        --
Total assets..............   6,420     8,222    6,037     8,879
Current liabilities.......   4,356     3,423    3,138     7,973
Long-term debt, including
 current portion..........      --     1,830       --        --
Temporary equity(7).......      --        --       --        --
Stockholders' equity .....   6,420     2,969    2,900       907

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             SEPTEMBER 30, 1997
                           -----------------------
                                       PRO FORMA
                             ACTUAL   (UNAUDITED)(6)
                           ---------- --------------
Current assets............  $ 12,189    $117,326
Property and equipment,
 net......................    55,882     185,371
Intangible assets, net ...    59,721     427,566
Total assets..............   135,470     772,114
Current liabilities.......    11,333      89,619
Long-term debt, including
 current portion..........    16,453     497,322
Temporary equity(7).......        --      16,500
Stockholders' equity .....   101,378     143,223(8)

------------
(1) The Unaudited Pro Forma Statement of Operations Data for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if SFX Entertainment had completed the Recent Acquisitions, the Financing, the Pending Acquisitions, the Spin-Off and the Broadcasting Merger as of January 1, 1996. There can be no assurance that any of the Financing, the Pending Acquisitions, the Spin-Off and the Broadcasting Merger will be consummated on the terms assumed in preparing such pro forma data or at all. See "Risk Factors--Company-Specific Risks--Pending Acquisitions."
(2) Pro forma corporate expenses are reduced by $3,000,000 and $1,693,000 for fees earned from Triathlon Broadcasting Company ("Triathlon") for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively. The right to receive such fees in the future is to be assigned to SFX Entertainment by SFX in connection with the Spin-Off. Future fees may vary, above the minimum fee of $500,000, depending upon the level of acquisition and financing activities of Triathlon. See "Certain Relationships and Related Transactions--Triathlon Fees."

(3) "EBITDA" is defined as earnings before interest, taxes, other income, net, equity income (loss) from investments and depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principals ("GAAP"), SFX Entertainment believes that EBITDA is accepted by the entertainment industry as a generally recognized measure of performance and is used by analysts who report publicly on the performance of entertainment companies. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining SFX Entertainment's operating performance or liquidity which is calculated in accordance with GAAP.
       There are other adjustments that could effect EBITDA but have not been reflected herein. Had such adjustments been made, EBITDA as so adjusted ("Adjusted EBITDA") on a pro forma basis would have been approximately $58,200,000 for the year ended December 31, 1996 and $67,300,000 for the nine months ended September 30, 1997. These adjustments include the elimination of non-recurring charges including a litigation settlement recovered by PACE and Pavilion of $6,000,000 and $0, expected cost savings in connection with the Pending Acquisitions associated with the elimination of duplicative staffing and general and administrative expenses of $5,000,000 and $3,800,000 and include SFX Entertainment's pro rata share of equity income from investments of $3,400,000 and $5,700,000, for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.
       While management believes that such cost savings and the elimination of non-recurring expenses are achievable, SFX Entertainment's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors certain of which may be beyond SFX Entertainment's control.
(4) For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of earnings before income taxes and fixed charges. "Fixed charges" consists of interest on all indebtedness. Earnings were insufficient to cover fixed charges by $932,000 for the nine months ended September 30, 1996 and $28,311,000 on a pro forma basis for the year ended December 31, 1996.
(5) The required 1992 balance sheet data for Delsener/Slater has not been included herein due to the difficulty in accumulating a verifiable balance sheet as of that date coupled with management's belief that such information would not be of use to a potential investor. The difficulties in accumulating a verifiable balance sheet are due to the fact that Delsener/Slater was not audited at the time, included a number of companies with different year ends, and significant attention was not paid to GAAP financial reporting as they were private entities. The lack of usefulness of the information is due to (i) the fact that Delsener/Slater is the predecessor and therefore its accounts have been adjusted to a new basis upon acquisition; (ii) the balance sheet is principally comprised of cash, leasehold improvements and accruals for bonuses to the prior owners and would not include the operating lease for the Jones Beach Amphitheater, which management believes is Delsener/Slater's most significant operating agreement; and (iii) very little is on the balance sheet of Delsener/Slater as of December 31 in any year as the concert business is seasonal with most concerts in the summer and the promotion business does not require large amounts of capital investment.
(6) The Unaudited Pro Forma Balance Sheet Data at September 30, 1997 is presented as if SFX Entertainment had completed the Financing, the Pending Acquisitions, the Spin-Off and the Broadcasting Merger as of September 30, 1997.
(7) The PACE Agreement provides that each PACE Seller (as defined) shall have an option (a "Fifth Year Put Option"), exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of SFX Entertainment's Class A Common Stock received by such PACE Seller (representing 500,000 shares in the aggregate) for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the PACE Sellers. The maximum amount payable under all Fifth Year Put Options ($16,500,000) has been presented as temporary equity on the pro forma balance sheet.
(8) Retained earnings on a pro forma basis for the Financing, the Pending Acquisitions, the Spin-Off and the Broadcasting Merger have not been adjusted for future charges to earnings which will result from the issuance of stock and options granted to certain executive officers and other employees of SFX Entertainment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Future Charges to Earnings."
(9) Includes 500,000 shares of Class A Common Stock issued to the PACE Sellers in connection with the Fifth Year Put Option; such shares are not included in calculating the net loss per common share.

               SUMMARY CONSOLIDATED FINANCIAL DATA OF THE COMPANY
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

   The Summary Consolidated Financial Data of the Company includes the historical financial statements of Capstar Communications, Inc., a predecessor of the Company ("Capstar"), and the historical financial statements of the Company since its formation on February 26, 1992. The financial information presented below should be read in conjunction with the information set forth in "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto and the financial statements and the notes of the Company incorporated by reference in this Proxy Statement. The financial information has been derived from the audited and unaudited financial statements of the Company and the entities acquired or to be acquired by the Company since January 1, 1996. The pro forma summary data as of September 30, 1997 and for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the unaudited pro forma condensed combined financial statements which, in the opinion of the management, reflect all adjustments necessary for a fair presentation of the transactions for which such pro forma financial information is given. Operating results for the nine months ended September 30, 1997, are not necessarily indicative of the results that may be achieved for the fiscal year ending December 31, 1997. The historical consolidated financial results for SFX are not comparable from year to year because of the acquisition and disposition of various business operations during the periods covered.

                                                                          YEAR ENDED DECEMBER 31,

                                                  -------------------------------------------------------------------------
                                                                                                    PRO FORMA
                                                                                                     FOR THE
                                                                                                    COMPLETED    PRO FORMA
                                                                                                   AND PENDING    FOR THE
                                                                                                  TRANSACTIONS(8) SPIN-OFF(9)
                                                                                                   (UNAUDITED)  (UNAUDITED)
                                                   1992      1993      1994     1995      1996         1996         1996
                                                 -------- ---------  ------- --------  --------- --------------  ---------

STATEMENT OF OPERATIONS DATA:
NET BROADCASTING REVENUE........................  $15,003  $ 34,233  $55,556  $ 76,830 $ 143,061    $ 272,694     $272,694
CONCERT PROMOTION REVENUE.......................       --        --       --        --        --      552,365           --
STATION AND OTHER OPERATING EXPENSES............    9,624    21,555   33,956    51,039    92,816      184,267      184,267
CONCERT PROMOTION OPERATING EXPENSES............       --        --       --        --        --      505,537           --
DEPRECIATION, AMORTIZATION, DUOPOLY INTEGRATION
 COSTS AND ACQUISITION RELATED COSTS(1) ........    3,208     4,475    5,873     9,137    17,311       85,451       47,656
CORPORATE EXPENSES..............................      769     1,808    2,964     3,797     6,313        8,000        5,000
NON-RECURRING CHARGES INCLUDING ADJUSTMENTS TO
 BROADCAST RIGHTS AGREEMENT(2)(3)(4)(5) ........       --    13,980       --     5,000    28,994       25,662       25,662
                                                 -------- ---------  ------- --------  --------- --------------  ---------

OPERATING INCOME (LOSS).........................    1,402    (7,585)  12,763     7,857    (2,373)      16,142       10,109
INVESTMENT AND OTHER (INCOME) LOSS/NET .........       --       (17)     121      (650)   (2,117)      (4,588)      (2,756)
EQUITY (INCOME) LOSS FROM INVESTMENTS  .........       --        --       --        --        --       (3,402)          --
INTEREST EXPENSE, INCLUDING AMORTIZATION OF
 DEFERRED FINANCING COSTS.......................    3,610     7,351    9,332    12,903    34,897      113,937       70,937
                                                 -------- ---------  ------- --------  --------- --------------  ---------
INCOME (LOSS) BEFORE INCOME TAXES,
 EXTRAORDINARY ITEM AND CUMULATIVE EFFECT OF A
 CHANGE IN ACCOUNTING PRINCIPLE.................   (2,208)  (14,919)   3,310    (4,396)  (35,153)     (89,805)     (58,072)
INCOME TAX EXPENSE (BENEFIT)....................       --     1,015    1,474        --       480        3,500        2,000
EXTRAORDINARY LOSS ON DEBT RETIREMENT...........       --     1,665       --        --    15,219           --           --
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
 PRINCIPLE......................................       --       182       --        --        --           --           --
                                                 -------- ---------  ------- --------  --------- --------------  ---------

NET INCOME (LOSS)...............................   (2,208)  (17,781)   1,836    (4,396)  (50,852)     (93,305)     (60,072)
REDEEMABLE PREFERRED STOCK DIVIDENDS AND
 ACCRETION(6)...................................      385       557      348       291     6,061       41,424       38,124
                                                 -------- ---------  ------- --------  --------- --------------  ---------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK ...  $(2,593) $(18,338) $ 1,488  $ (4,687)$ (56,913)   $(134,729)    $(98,196)
                                                 ======== =========  ======= ========  ========= ==============  =========

NET INCOME (LOSS) PER SHARE.....................  $ (2.20) $  (7.08) $  0.26  $  (0.71)$   (7.52)   $   (8.51)    $  (6.20)
                                                 ======== =========  ======= ========  ========= ==============  =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING .....    1,179     2,589    5,792     6,596     7,564       15,840       15,840
OTHER OPERATING DATA: (7)
BROADCAST CASH FLOW.............................  $ 5,379  $ 12,678  $21,600  $ 25,791 $  50,245    $  88,427     $ 88,427
CONCERT CASH FLOW...............................       --        --       --        --        --       46,828           --
EBITDA..........................................    4,610    10,870   18,636    21,994    43,932      127,255       83,427
CASH FLOW FROM:
OPERATING ACTIVITIES............................    1,171        76    1,174       499   (13,447)          --           --
INVESTING ACTIVITIES............................     (115)  (47,221)  (6,184)  (25,697) (470,513)          --           --
FINANCING ACTIVITIES............................     (495)   66,122   (2,083)   33,897   502,668           --           --

                                       5



[TABLE RESTUBBED FROM ABOVE]

                                                           NINE MONTHS ENDED SEPTEMBER 30,

                                                      ----------------------------------------------
                                                                             PRO FORMA
                                                                              FOR THE
                                                                             COMPLETED     PRO FORMA
                                                                            AND PENDING     FOR THE
                                                       ACTUAL     ACTUAL   TRANSACTIONS(8) SPIN-OFF(9)
                                                     (UNAUDITED) (UNAUDITED) (UNAUDITED)  (UNAUDITED)

                                                        1996       1997         1997         1997

                                                      ---------  ---------  -------------- ---------
STATEMENT OF OPERATIONS DATA:
NET BROADCASTING REVENUE........................   $     92,840  $ 188,984    $222,731     $222,731
CONCERT PROMOTION REVENUE.......................             --     75,740     500,843           --
STATION AND OTHER OPERATING EXPENSES............         61,448    115,871     142,934      142,934
CONCERT PROMOTION OPERATING EXPENSES............             --     63,394     440,266           --
DEPRECIATION, AMORTIZATION, DUOPOLY INTEGRATION
 COSTS AND ACQUISITION RELATED COSTS(1) ........         10,663     31,429      61,677       33,299
CORPORATE EXPENSES..............................          4,475      6,849       8,698        5,891
NON-RECURRING CHARGES INCLUDING ADJUSTMENTS TO
 BROADCAST RIGHTS AGREEMENT(2)(3)(4)(5) ........         27,489     17,995      17,995       17,995
                                                     ---------  ---------  -------------- ---------

OPERATING INCOME (LOSS).........................        (11,235)    29,186      52,004       22,612
INVESTMENT AND OTHER (INCOME) LOSS/NET .........         (3,320)    (2,692)     (3,261)      (2,482)
EQUITY (INCOME) LOSS FROM INVESTMENTS  .........             --         --      (5,653)          --
INTEREST EXPENSE, INCLUDING AMORTIZATION OF
 DEFERRED FINANCING COSTS.......................         22,169     46,438      85,254       53,048
                                                     ---------  ---------  -------------- ---------
INCOME (LOSS) BEFORE INCOME TAXES,
 EXTRAORDINARY ITEM AND CUMULATIVE EFFECT OF A
 CHANGE IN ACCOUNTING PRINCIPLE.................        (30,084)   (14,560)    (24,336)     (27,954)
INCOME TAX EXPENSE (BENEFIT)....................             --        845       4,500        1,000
EXTRAORDINARY LOSS ON DEBT RETIREMENT...........         15,219         --          --           --
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
 PRINCIPLE......................................             --         --          --           --
                                                     ---------  ---------  -------------- ---------

NET INCOME (LOSS)...............................        (45,303)   (15,405)    (28,836)     (28,954)
REDEEMABLE PREFERRED STOCK DIVIDENDS AND
 ACCRETION(6)...................................          3,551     27,723      31,381       28,906
                                                     ---------  ---------  -------------- ---------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK ...   $    (48,854) $ (43,128)   $(60,217)    $(57,860)
                                                     =========  =========  ============== =========

NET INCOME (LOSS) PER SHARE.....................   $      (6.61) $   (4.61)   $  (3.80)    $  (3.65)
                                                     =========  =========  ============== =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING .....          7,394      9,364      15,840       15,840
OTHER OPERATING DATA: (7)
BROADCAST CASH FLOW.............................   $     31,392  $  73,113    $ 79,797     $ 79,797
CONCERT CASH FLOW...............................             --     12,346      60,577           --
EBITDA..........................................         26,917     78,610     131,676       73,906
CASH FLOW FROM:
OPERATING ACTIVITIES............................        (18,773)    (3,418)         --           --
INVESTING ACTIVITIES............................       (442,797)  (492,300)         --           --
FINANCING ACTIVITIES............................        489,816    485,309          --           --



               SUMMARY CONSOLIDATED FINANCIAL DATA OF THE COMPANY
                                 (IN THOUSANDS)

                                                 DECEMBER 31,                                SEPTEMBER 30, 1997
                             --------------------------------------------------- -----------------------------------------
                                                                                               PRO FORMA FOR   PRO FORMA
                                                                                                THE PENDING     FOR THE
                                                                                    ACTUAL   TRANSACTIONS(10) SPIN-OFF(11)
                                1992      1993       1994      1995       1996    (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                             --------- ---------  --------- ---------  --------- -----------  -------------- ------------
BALANCE SHEET DATA:
Current assets .............  $ 4,515   $ 31,273   $ 28,367  $ 30,949   $ 88,689  $  140,689    $  245,826     $  128,500
Total assets................   36,127    152,871    145,808   187,337    859,327   1,392,887     2,006,682      1,246,636
Long-term debt .............   39,011     81,627     81,516    81,850    481,460     784,255     1,220,373        735,352
Temporary Equity ...........       --         --         --        --         --          --        16,500             --
Redeemable Preferred Stock:
 Series A Preferred Stock  .    3,892        917         --        --         --          --            --             --
 Series B Preferred Stock  .       --      2,784      2,466     1,735        917         998           998            998
 Series C Preferred Stock  .       --         --         --     1,550      1,636       1,703         1,703          1,703
 Series D Preferred Stock  .       --         --         --        --    149,500     149,500       149,500        149,500
 Series E Preferred Stock  .       --         --         --        --         --     215,636       215,636        215,636
Stockholders' equity
 (deficiency) ..............   (9,411)    48,598     48,856    83,061     94,517      69,554       134,215         (9,008)

------------
(1)    Includes $1,380,000, $1,137,000 and $565,000 of duopoly integration costs incurred during the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.
(2) In 1993, non-recurring charges related to the valuation of common stock issued to the Company's founders at the Company's initial public offering in September 1993 and certain pooling costs related to the merger of Capstar with and into a subsidiary of the Company.
(3) In 1995, a $5.0 million charge was incurred with respect to the diminished value of a contract to broadcast the Texas Rangers.
(4) In 1996, the non-recurring charges represent the repurchase of stock from and the forgiveness of a loan to the Company's former president, a reserve of a loan and the issuance of warrants to a related party, the purchase of an officer's options and a charge related to the termination of a broadcast rights agreement.
(5) In 1997, the non-recurring and unusual charges, represent amounts related to the pending Spin-Off and Merger, consisting of $11.6 million of executive bonuses, the establishment of a reserve for a loan from the Company's Executive Chairman of $2.6 million and $3.8 million of legal and professional fees associated with the pending transaction.
(6) Includes dividends on preferred stock which the Company redeemed in 1993, accretion on outstanding redeemable preferred stock, dividends on the Series D Preferred Stock and dividends on the Series E Preferred Stock.
(7) "Broadcast Cash Flow" means net revenues less station operating expenses. "Concert Cash Flow" means concert revenues less concert costs. "EBITDA" means net income (loss) before (i) extraordinary items, (ii) provisions for income taxes, (iii) interest (income) expense, (iv) other (income) expense, (v) cumulative effects of changes in accounting principles, (vi) depreciation, amortization, duopoly integration costs and acquisition related costs, and (vii) non-recurring charges. The difference between Broadcast Cash Flow and EBITDA is that EBITDA reflects the impact of corporate expenses. Although Broadcast Cash Flow and EBITDA are not measures of performance calculated in accordance with GAAP, the Company believes that Broadcast Cash Flow and EBITDA are accepted by the broadcasting industry as generally recognized measures of performance and are used by analysts who report publicly on the performance of broadcasting companies. Nevertheless, these measures should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with GAAP.
(8) The unaudited pro forma Statement of Operations Data for the Recent and Pending Transactions for the nine months ended September 30, 1997, and the year ended December 31, 1996, are presented as if the Company had completed the Recent and Pending Transactions as of January 1, 1996. The terms "Recent Transactions" and "Pending Transactions" are defined in the Glossary to the Unaudited Pro Forma Condensed Combined Financial Statements.

(9) The unaudited pro forma Statement of Operations for the Spin-Off for the nine months ended September 30, 1997, and the year ended December 31, 1996 are presented as if the Company had completed the sale of the Company as defined in the Glossary to the Unaudited Pro Forma Condensed Combined Financial Statements.
(10) The unaudited pro forma Balance Sheet Data at September 30, 1997, is presented as if the Company had completed the Pending Transactions as of September 30, 1997. The term "Pending Transactions" is defined in the Glossary to the Unaudited Pro Forma Condensed Combined Financial Statements.
(11) The unaudited pro forma Balance Sheet Data at September 30, 1997, is presented as if the Company had completed the Spin-Off as of September 30, 1997.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. The actual results of SFX Broadcasting, Inc. ("SFX") may differ materially from those discussed herein. SFX undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

   In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, the historical financial statements and the respective notes to such financial statements incorporated herein by reference. The pro forma information is based upon tentative allocations of the purchase price for acquisitions completed within the last year and acquisitions still pending, and does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of SFX's future results. SFX cannot predict whether the consummation of the Pending Acquisition and Disposition--Broadcasting or Pending Acquisitions and the Financing--Entertainment will conform to the assumptions used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Statements.

   See Glossary at the end of these Unaudited Pro Forma Condensed Combined Financial Statements for the definition of certain terms not otherwise defined herein.

   The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1997 is presented as if SFX had completed the Pending Acquisition and Disposition--Broadcasting, the Pending Acquisitions and the Financing--Entertainment and the Spin-Off of SFX Entertainment as of September 30, 1997. No adjustment has been made to the Unaudited Pro Forma Condensed Combined Balance Sheet for the Chancellor Exchange, other than the receipt of cash, as it will be recorded at historical cost.

   The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if SFX had completed the Completed Transactions, the Pending Acquisition and Disposition--Broadcasting, the Pending Acquisitions and the Financing--Entertainment and the Spin-Off of SFX Entertainment as of January 1, 1996. The Albany Acquisition has not been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 as it would not have a material impact.

   The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared assuming that the approximately 4.2 million shares of SFX Entertainment Class A common stock being issued in connection with certain of the Pending Acquisitions--Entertainment are valued at $13.33 per share, the value negotiated with the sellers for purposes of the Pending Acquisitions--Entertainment and is based upon certain financial projections developed jointly by SFX Entertainment and the sellers. There is presently no trading market for the SFX Entertainment Class A common stock. There can be no assurance that the assumptions upon which the valuation is based will, in fact, be correct or that the valuation will approximate the actual trading prices of the SFX Entertainment Class A common stock.

                                               SFX BROADCASTING, INC.
                                UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                SEPTEMBER 30, 1997
                                                  (IN THOUSANDS)

                                                                  PENDING                   SFX ENTERTAINMENT
                                                 PENDING       ACQUISITIONS                    PRO FORMA         PRO FORMA
                                   SFX        ACQUISITION AND     AND THE       PRO FORMA       FOR THE           FOR THE
                               BROADCASTING,   DISPOSITION--    FINANCING--      FOR THE        PENDING          SPIN-OFF
                                  INC. AS       BROADCASTING   ENTERTAINMENT     PENDING      ACQUISITIONS        OF SFX
                                 REPORTED           (A)            (B)        TRANSACTIONS         (C)         ENTERTAINMENT
                              --------------- ---------------  ------------- --------------  ----------------- -------------
ASSETS
Current assets ..............    $  140,689       $     --          $105,137    $  245,826        $117,326        $  128,500

Property and equipment, net         132,707           (610)          129,489       261,586         185,371            76,215
   Intangible assets, net  ...    1,097,751         (8,345)          359,395     1,448,801         415,374         1,033,427

Other assets ................        21,740         (5,444)           34,173        50,469          41,975             8,494

                              --------------- ---------------  ------------- --------------  -----------------    -----------
Total assets ................    $1,392,887       $(14,399)         $628,194    $2,006,682        $760,046        $1,246,636

                              =============== ===============  ============= ==============  =================    ===========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities .........    $   61,188       $   (914)         $ 78,286    $  138,566        $ 91,640        $   46,920

Deferred taxes ..............       105,497             --            12,731       118,228          13,759           104,469

Long-term debt (including
 current portion):
 Privately placed debt.......            --             --           275,000       275,000         275,000                --

 Credit Facility ............       316,000        (35,921)          197,419       477,498         193,568           283,930

 Senior Subordinated Notes ..       450,000             --                --       450,000              --           450,000

 Other long-term debt .......        18,255           (380)               --        17,875          16,453             1,422

Other liabilities ...........         4,556             --             5,583        10,139           9,073             1,066

Minority Interest ...........            --             --               830           830             830                --

Temporary Equity ............            --             --            16,500        16,500          16,500                --

Redeemable preferred stock
 Series B Preferred Stock  ..           998             --                --           998              --               998

 Series C Preferred Stock  ..         1,703             --                --         1,703              --             1,703

 Series D Preferred Stock  ..       149,500             --                --       149,500              --           149,500

 Series E Preferred Stock  ..       215,636             --                --       215,636              --           215,636

Stockholders' equity ........        69,554         22,816            41,845       134,215         143,223            (9,008)
   (9,008)
                              --------------- ---------------  ------------- --------------  -----------------    -----------
Total liabilities and
stockholders' equity ........    $1,392,887       $(14,399)         $628,194    $2,006,682        $760,046        $1,246,636
                              =============== ===============  ============= ==============  =================    ===========

        NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(A) Pending Acquisition and Disposition--Broadcasting

                                                                   SEPTEMBER 30, 1997
                                              -------------------------------------------------------------
                                                                                                 PENDING
                                                                                               ACQUISITION
                                                  CAPSTAR        NASHVILLE      PRO FORMA          AND
                                              DISPOSITION (1)   ACQUISITION  ADJUSTMENTS (2)   DISPOSITION
                                              --------------- -------------  --------------- -------------
                                                                     (IN THOUSANDS)
ASSETS
Current assets ..............................     $ 59,921        $1,370         $(33,000)(a)   $     --
                                                                                   (1,370)(a)
                                                                                   (2,000)(b)
                                                                                   11,000 (c)
                                                                                  (35,921)(d)
Property and equipment, net .................       (4,828)        4,218                            (610)
Intangible assets, net ......................      (33,567)        3,303           27,479 (a)     (8,345)
                                                                                    2,000 (b)
                                                                                    3,440 (b)
                                                                                  (11,000)(c)
Other assets ................................           (4)          566             (566)(a)     (5,444)
                                                                                   (2,000)(a)
                                                                                   (3,440)(b)
                                              --------------- -------------  --------------- -------------
 Total assets ...............................     $ 21,522        $9,457         $(45,378)      $(14,399)
                                              =============== =============  =============== =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .........................     $   (914)       $  545         $   (545)(a)   $   (914)
Long-term debt (including current portion):
 Senior Credit Facility......................                                     (35,921)(d)    (35,921)
 Other long-term debt .......................         (380)                                         (380)
Stockholders' equity ........................       22,816         8,912           (8,912)(a)     22,816
                                              --------------- -------------  --------------- -------------
 Total liabilities and stockholders' equity       $ 21,522        $9,457         $(45,378)      $(14,399)
                                              =============== =============  =============== =============

 (1) Capstar Disposition

   To reflect the Capstar Disposition for $60,000,000 in cash to SFX. SFX will record a gain of approximately $23,000,000 on the disposition.

                                                                 JACKSON
                                                                   AND
                                                                 BILOXI       CAPSTAR
                                               SALE PROCEEDS    STATIONS    DISPOSITION
                                              --------------- -----------  -------------
                                                            (IN THOUSANDS)
ASSETS
Current assets ..............................     $60,000       $    (79)     $ 59,921
Property and equipment, net .................                     (4,828)       (4,828)
Intangible assets, net ......................                    (33,567)      (33,567)
Other assets ................................                         (4)           (4)
                                              --------------- -----------  -------------
 Total assets ...............................     $60,000       $(38,478)     $ 21,522
                                              =============== ===========  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities .........................                   $   (914)     $   (914)
Long-term debt ..............................                       (380)         (380)
Stockholders' equity ........................     $60,000        (37,184)       22,816
                                              --------------- -----------  -------------
 Total liabilities and stockholders' equity       $60,000       $(38,478)     $ 21,522
                                              =============== ===========  =============

    SFX expects to use the proceeds from the Capstar Disposition to complete a similar acquisition so that the Capstar Disposition can be treated as a like-kind exchange which would be substantially tax free. Should SFX be unable to structure such a transaction, SFX would utilize its available net operating loss carryforwards and pay approximately $6,000,000 in additional income taxes. No adjustment has been made for the potential payment of any additional income taxes.

 (2) Pro Forma Adjustments

   a. To reflect the Nashville Acquisition for $33,000,000 in cash (net of a $2,000,000 deposit made in August 1997), the related excess of the purchase price paid over net book value of $27,479,000, and the adjustments to remove $1,370,000 of current assets, $566,000 of other assets, $545,000 of current liabilities, and stockholders' equity of $8,912,000.

   b. To reflect additional acquisition costs of approximately $2,000,000 related to the Nashville Acquisition and Chancellor Exchange, principally consisting of professional fees and to reclassify deposits, professional fees and other payments of approximately $3,440,000 included in other assets as of September 30, 1997.

   c. To reflect the $11,000,000 of cash to be received in the Chancellor Exchange. No gain or loss will be recognized because the fair market value of the stations received, as adjusted for cash received or paid, equals the carrying value of the stations exchanged.

   d. To use the net cash proceeds from the Capstar Disposition, Nashville Acquisition and Chancellor Exchange to reduce debt under SFX's Credit Agreement.

(B) Pending Acquisitions--Entertainment

                                     SEPTEMBER 30, 1997 (IN THOUSANDS)
                             --------------------------------------------------
                                 PACE     CONTEMPORARY   NETWORK        BGP
                             ACQUISITION  ACQUISITION  ACQUISITION  ACQUISITION
                                  I            II          III          IV
                             ----------- ------------  ----------- -----------
ASSETS:
Current assets..............  $(150,730)    $(72,800)    $(44,510)   $(54,222)

Property and equipment,
 net........................     82,489       25,000        1,000      20,000
Intangible assets, net .....    125,314       66,500       61,701      50,179

Other assets................     34,706           --          391         222
                             ----------- ------------  ----------- -----------
TOTAL ASSETS................  $  91,779     $ 18,700     $ 18,582    $ 16,179
                             =========== ============  =========== ===========
LIABILITIES &
STOCKHOLDER'S EQUITY:
                                                $
Current liabilities.........  $  63,756           --     $  8,468    $  6,062
Deferred taxes..............         --           --          114       2,617
Note Offering...............         --           --           --          --
Senior Credit Facility .....         --           --           --          --
Other long-term debt........         --           --           --          --
Other liabilities...........      5,583           --           --          --
Minority interest...........      2,440           --                       --
Temporary Equity............     16,500           --           --          --
Stockholders' Equity........      3,500       18,700       10,000       7,500
                             ----------- ------------  ----------- -----------
TOTAL LIABILITIES &
 STOCKHOLDERS' EQUITY.......  $  91,779     $ 18,700     $ 18,582    $ 16,179
                             =========== ============  =========== ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        SEPTEMBER 30, 1997 (IN THOUSANDS)
                             --------------------------------------------------------
                                                                        PRO FORMA FOR
                               CONCERT/                  PRO FORMA       THE PENDING
                               SOUTHERN    PRO FORMA  ADJUSTMENT FOR   ACQUISITIONS--
                             ACQUISITION  ADJUSTMENTS THE FINANCINGS  ENTERTAINMENT AND
                                  V           VI            VII        THE FINANCINGS
                             ----------- -----------  -------------- -----------------
ASSETS:
Current assets..............   $(16,615)   $  2,145 (a)  $352,893         $105,137
                                            (30,550)(b)    88,976
                                                           30,550
Property and equipment,
 net........................      1,000          --            --          129,489
Intangible assets, net .....     15,151      10,000 (d)                    359,395
                                             30,550 (b)
Other assets................        464      (1,610)(c)        --           34,173
                             ----------- -----------  -------------- -----------------
TOTAL ASSETS................   $     --    $ 10,535      $472,419         $628,194
                             =========== ===========  ============== =================
LIABILITIES &
STOCKHOLDER'S EQUITY:
                                   $           $             $
Current liabilities.........         --          --            --         $ 78,286
Deferred taxes..............         --      10,000 (d)        --           12,731
Note Offering...............         --          --       275,000          275,000
Senior Credit Facility .....         --          --       197,419          197,419
Other long-term debt........         --          --            --
Other liabilities...........         --          --            --            5,583
Minority interest...........         --      (1,610)(c)        --              830
Temporary Equity............         --          --            --           16,500
Stockholders' Equity........         --       2,145 (a)        --           41,845
                             ----------- -----------  -------------- -----------------
TOTAL LIABILITIES &
 STOCKHOLDERS' EQUITY.......   $     --    $ 10,535      $472,419         $628,194
                             =========== ===========  ============== =================

I. PACE ACQUISITION

   Reflects the PACE Acquisition and the separate acquisitions of the remaining two partners' interests in Pavilion. The PACE Acquisition is not conditioned on the consummation of the Pavilion Acquisition.

                                                       AS OF SEPTEMBER 30, 1997 (000'S)
                                          ----------------------------------------------------------
                                               PACE        PAVILION       PRO FORMA         PACE
                                           AS REPORTED    AS REPORTED    ADJUSTMENTS     TOTAL (F)
                                          ------------- -------------  --------------- ------------
Current assets...........................    $45,087       $ 30,178       $(109,500)(a)  $(150,730)
                                                                            (25,523)(a)
                                                                             (9,507)(b)
                                                                             (4,171)(b)
                                                                            (27,500)(c)
                                                                            (49,794)(e)
Property and equipment, net..............         --         59,938           5,000 (a)     82,489
                                                                              9,103 (b)
                                                                            (19,052)(d)
                                                                             27,500 (c)
Intangible assets, net...................     17,894             --         107,420 (a)    125,314
Other assets.............................     26,856         12,660           9,507 (b)     34,706
                                                                             (4,810)(d)
                                                                             (9,507)(d)
                                          ------------- -------------  --------------- ------------
Total Assets.............................    $89,837       $102,776       $(100,834)     $  91,779
                                          ============= =============  =============== ============
Current liabilities......................    $43,171       $ 17,254       $   2,000 (b)  $  63,756
                                                                              2,932 (b)
Deferred taxes...........................         --                          1,601 (d)         --
Long-term debt (including current
 portion)................................     25,523         57,700         (25,523)(a)         --
                                                                             (7,906)(d)
                                                                            (49,794)(e)
Other Liabilities........................      4,063          1,520                          5,583
Minority interest........................         --          2,440              --          2,440
Temporary Equity ........................         --             --          16,500 (a)     16,500
Stockholders' Equity.....................     17,080         23,862         (17,080)(a)      3,500
                                                                             20,000 (a)
                                                                            (16,500) (a)
                                                                            (23,862)(d)
----------------------------------------  ------------- -------------  --------------- ------------
Total Liabilities & Stockholders'
 Equity..................................    $89,837       $102,776       $(100,834)     $  91,779
                                          ============= =============  =============== ============

PRO FORMA ADJUSTMENTS:
(a) To reflect the PACE Acquisition for $109,500,000 in cash, the issuance of 1,500,000 shares of SFX Entertainment's Class A Common Stock valued by the parties at $20,000,000, the assumption of debt of $25,523,000 which is expected to be repaid shortly after closing, the related increase in the fair value allocated to fixed assets of $5,000,000; the related excess of the purchase price paid over the fair value of net tangible assets of $107,420,000, and the elimination of stockholder's equity of $17,080,000. Pursuant to the terms of the PACE Agreement, additional consideration is required to be paid by SFX Entertainment if the deemed value of SFX Entertainment's Class A Common Stock is below $13.33 per share at the time of the Spin-Off under certain circumstances.
       The PACE Agreement further provides that each PACE Seller shall have a Fifth Year Put Option, exercisable during a period beginning on the fifth anniversary of the closing of the PACE Acquisition and ending 90 days thereafter, to require SFX Entertainment to purchase up to one-third of SFX Entertainment's Class A Common Stock (500,000 shares) received by such PACE Seller for a cash purchase price of $33.00 per share. With certain limited exceptions, the Fifth Year Put Option rights are not assignable by the PACE Sellers. The maximum amount payable under the Fifth Year Put

       Option ($16,500,000) has been presented as temporary equity on the pro forma balance sheet.
       Pursuant to the PACE Agreement, certain notes receivables and loans made to key executives will be repaid in connection with the closing of the PACE Acquisition. Such repayment has not been reflected herein.
(b) To reflect the acquisition of an additional 33.33% indirect interest in Pavilion from Blockbuster for $4,171,000 in cash, the assumption of $2,932,000 in liabilities and the granting of naming rights of three venues for a two-year period with an estimated value of $2,000,000, which will be recognized as income over such two year period, and the related increase in the fair value allocated to fixed assets of $9,103,000. Also reflects the purchase of a note receivable from Blockbuster, due from Pavilion at its current outstanding balance, including accrued interest, of $9,507,000. This note will be eliminated in consolidation upon the acquisition of Sony's interest in Pavilion, as described below.
(c) To reflect the acquisition of an additional 33.33% indirect interest in Pavilion from Sony for $27,500,000 in cash.
(d) To eliminate PACE's equity method investment in Pavilion following the acquisition of 100% of Pavilion and to eliminate Pavilion's historical equity. Also reflects the elimination of the $7,906,000 intercompany notes receivable and accrued interest of $1,601,000 acquired from Blockbuster. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster's and Sony's respective interests in Pavilion and, as a result, SFX Entertainment may not obtain 100% of Pavilion.
(e) To reflect the repayment of Pavilion's third party debt at the closing of the Pavilion Acquisition.
(f) SFX Entertainment has agreed to lend PACE up to $25,000,000 for potential acquisitions to be made by PACE whether or not the PACE Acquisition is consummated. None of these acquisitions are considered probable. As a result, none of such loans or acquisitions have been reflected in the pro forma adjustment.

II. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, MO that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                                        AS OF SEPTEMBER 30, 1997 (000'S)
                                          -------------------------------------------------------------
                                                            RIVERPORT
                                           CONTEMPORARY    AMPHITHEATER     PRO FORMA     CONTEMPORARY
                                            AS REPORTED      PARTNERS    ADJUSTMENTS(A)   ACQUISITION
                                          -------------- --------------  -------------- --------------
Current assets...........................     $13,375        $ 2,603        $(72,800)       $(72,800)
                                                                             (15,978)
Property and equipment, net..............       2,838         11,355          10,807          25,000
Intangible assets, net...................          --             --          66,500          66,500
Other assets.............................       7,430              8          (1,205)             --
                                                                              (6,233)
                                          -------------- --------------  -------------- --------------
Total Assets.............................     $23,643        $13,966        $(18,909)       $ 18,700
                                          ============== ==============  ============== ==============
Current liabilities......................     $ 7,786        $ 1,022        $ (8,808)       $     --
Other long-term debt (including current
 portion)................................       1,578             --          (1,578)             --
Other liabilities........................       5,390            478          (5,868)             --
                                          -------------- --------------  -------------- --------------
Total Liabilities........................      14,754          1,500         (16,254)             --
Stockholders' Equity.....................       8,889         12,466          18,700          18,700
                                                                             (21,355)
                                          -------------- --------------  -------------- --------------
Total Liabilities & Stockholders'
 Equity..................................     $23,643        $13,966        $(18,909)       $ 18,700
                                          ============== ==============  ============== ==============

PRO FORMA ADJUSTMENTS:
(a) To reflect the Contemporary Acquisition for $72,800,000 in cash, including the additional acquisition of the remaining 50% interest in the Riverport Amphitheater Partners not already owned by Contemporary and the issuance of 1,402,851 shares of SFX Entertainment Class A common stock valued at $18,700,000, the related increase in the fair value allocated to fixed assets of $10,807,000, the related excess of the purchase price paid over the fair value of net tangible assets of $66,500,000, and the adjustment to eliminate $15,978,000 of current assets, $6,233,000 of other assets, $8,808,000 of current liabilities, $1,578,000 of notes payable, $5,868,000 of other liabilities, and stockholders' equity of $21,355,000, and to reflect the elimination of Contemporary Group's equity investment in Riverport Amphitheather Partners. Pursuant to the Contemporary Agreement, SFX Entertainment has eliminated certain cash and receivables from current assets, accounts payable and accrued expenses from current liabilities, and other assets and other liabilities (principally, deferred revenue), which will not be acquired or assumed by SFX Entertainment upon closing the Contemporary Acquisition. Adjustment to eliminate Contemporary's historical stockholders' equity and replace it with value of the equity securities to be issued by SFX Entertainment in connection with the Contemporary Acquisition has also been made.
       If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

The acquisition agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of Preferred Stock of SFX Entertainment will be issued to the sellers. Such Preferred Stock is to be converted into an equal number of shares of Class A Common Stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such Preferred Stock is to be redeemed at its fair market value, but in no event less than $18,700,000. In addition, pursuant to the terms of the Contemporary Agreement, SFX Entertainment has agreed to make certain payments to any Contemporary sellers that own shares of SFX Entertainment's Class A Common Stock on the second anniversary of the closing of the Contemporary Acquisition if the average trading price of such stock on the 20-day period ending on such period is less than $13.33 per share.

III. NETWORK ACQUISITION

   The Network Acquisition consists of the separate acquisitions of Network Magazine and SJS. Each of these acquisitions is conditioned on the concurrent closing of the other.

                                                       AS OF SEPTEMBER 30, 1997 (000'S)
                                          ----------------------------------------------------------
                                             NETWORK
                                             MAGAZINE         SJS         PRO FORMA       NETWORK
                                           AS REPORTED    AS REPORTED    ADJUSTMENTS    ACQUISITION
                                          ------------- -------------  -------------- -------------
Current assets...........................    $ 3,127        $4,325        $(52,000)(a)   $(44,510)
                                                                             1,516 (b)
                                                                            (1,478)(c)
Property and equipment, net..............        304           334             362  (a)     1,000
Intangible assets, net...................         --            --          63,217 (a)     61,701
                                                                            (1,516)(b)
Other assets.............................        299            92              --            391
                                          ------------- -------------  -------------- -------------
Total Assets.............................    $ 3,730        $4,751        $ 10,101       $ 18,582
                                          ============= =============  ============== =============
Current liabilities......................    $ 3,659        $4,809              --       $  8,468
Deferred taxes...........................        114            --              --            114
Long-term debt (including current
 portion)................................      1,478            --          (1,478)(c)         --
                                          ------------- -------------  -------------- -------------
Total Liabilities........................      5,251         4,809          (1,478)         8,582
Stockholders' Equity.....................     (1,521)          (58)          1,579 (a)     10,000
                                                                            10,000 (a)
                                          ------------- -------------  -------------- -------------
Total Liabilities & Stockholders'
 Equity..................................    $ 3,730        $4,751        $ 10,101       $ 18,582
                                          ============= =============  ============== =============

PRO FORMA ADJUSTMENTS:
(a) To reflect the Network Acquisition for $52,000,000 in cash and the issuance of 750,188 shares of SFX Entertainment Class A common stock valued by the parties at $10,000,000, the related increase in fair value allocated to fixed assets of $362,000, and the related excess of the purchase price paid over the fair value of net tangible assets of $63,217,000, and the elimination of stockholder's deficiency of $1,579,000.
       SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA for Network and SJS as defined equals or exceeds $9,000,000; by an additional $4 for each $1 increase in such EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in such EBITDA between $10,000,000 and $11,000,000 (up to a maximum of $14,000,000 of additional consideration). The additional consideration is payable in shares of SFX Entertainment's Class A Common Stock or, in certain circumstances, in cash. The pro forma financial statements assume that no additional consideration is paid.
(b) To reflect a net working capital adjustment as required in the Network Acquisition agreement. Pursuant to the Network Agreement, the final cash purchase price of Network Magazine and SJS shall be adjusted for any difference between net working capital, as defined, and $500,000. The working capital adjustment is calculated as the difference between current assets and current liabilities of Network Magazine and SJS at closing.
(c) To reflect the repayment of Network Magazine's long-term debt at closing.
       SFX Entertainment's purchase agreement for Network Magazine and SJS provides SFX Entertainment with an option to acquire an office building in Burbank, California, which currently serves as Network Magazine's headquarters, at a cost of approximately $2,400,000. This potential transaction has not been reflected on the pro forma balance sheet.

IV. BGP ACQUISITION

                                                AS OF SEPTEMBER 30, 1997 (000'S)
                                          --------------------------------------------
                                                           PRO FORMA         BGP
                                           AS REPORTED    ADJUSTMENTS    ACQUISITION
                                          ------------- --------------  -------------
Current assets...........................    $18,759        $(60,800)(a)   $(54,222)
                                                             (12,181)(b)
Property and equipment, net..............      9,233          10,767 (a)     20,000
Intangible assets, net ..................      1,460          48,719 (a)     50,179
Other assets.............................        222              --            222
                                          ------------- --------------  -------------
Total Assets.............................    $29,674        $(13,495)      $ 16,179
                                          ============= ==============  =============
Current liabilities......................    $ 6,062        $     --       $  6,062
Deferred taxes ..........................      2,617              --          2,617
Other long-term debt (including current
 portion)................................     12,181         (12,181)(b)         --
                                          ------------- --------------  -------------
Total Liabilities........................     20,860         (12,181)         8,679
Stockholders' Equity.....................      8,814          (8,814)(a)      7,500
                                                               7,500 (a)
                                          ------------- --------------  -------------
Total Liabilities & Stockholders'
 Equity..................................    $29,674        $(13,495)      $ 16,179
                                          ============= ==============  =============

PRO FORMA ADJUSTMENTS:
(a) To reflect the BGP Acquisition for $60,800,000 in cash and the issuance of 563,000 shares of SFX Entertainment's Class A common stock valued at $7,500,000, the related increase in fair value allocated to fixed assets of $10,767,000, and the related excess of the purchase price paid over the fair value of net tangible assets of $48,719,000, and the elimination of $8,814,000 of stockholder's equity.

(b) To reflect the repayment of BGP's long-term debt at closing. Although SFX Entertainment is assuming $12,200,000 of long-term debt, BGP is required to have working capital at least equal to such liabilities at the closing of the BGP Acquisition. The purchase price will be reduced dollar-for-dollar to the extent that long-term debt exceeds working capital.

V. CONCERT/SOUTHERN ACQUISITION

                                                AS OF SEPTEMBER 30, 1997 (000'S)
                                          --------------------------------------------
                                                                           CONCERT/
                                                           PRO FORMA       SOUTHERN
                                           AS REPORTED   ADJUSTMENTS(A)  ACQUISITION
                                          ------------- --------------  -------------
Current assets...........................     $1,921        $(16,615)      $(16,615)
                                                              (1,921)
Property and equipment, net..............        360             640          1,000
Intangible assets, net...................         --          15,151         15,151
Other assets.............................        919            (455)           464
                                          ------------- --------------  -------------
Total Assets.............................     $3,200        $ (3,200)      $     --
                                          ============= ==============  =============
Current liabilities......................     $1,254        $ (1,254)      $     --
                                          ------------- --------------  -------------
Total Liabilities........................      1,254          (1,254)            --
Stockholders' Equity.....................      1,946          (1,946)            --
                                          ------------- --------------  -------------
Total Liabilities & Stockholders'
 Equity..................................     $3,200        $ (3,200)      $     --
                                          ============= ==============  =============

PRO FORMA ADJUSTMENTS:
(a) To reflect the Concert/Southern Acquisition for $16,615,000 in cash; the related increase in fair value allocated to fixed assets of $640,000, the related excess of the purchase price paid over the fair value of net tangible assets of $15,151,000; and the adjustments to eliminate $1,921,000 of current assets, $1,254,000 of current liabilities, stockholders' equity of $1,946,000 and a $455,000 investment in a non-entertainment affiliated entity not being acquired by SFX Entertainment. Pursuant to the Concert/Southern Agreement, SFX Entertainment has eliminated certain cash and receivables from current assets and accounts payable and other accrued expenses from current liabilities, which will not be acquired or assumed by SFX Entertainment upon closing the Concert/Southern Acquisition. Adjustment to eliminate Concert/Southern's historical combined stockholders' equity and replace it with the value of the equity securities to be issued by SFX Entertainment in connection with the Concert/Southern Acquisition has also been made.

VI. PRO FORMA ADJUSTMENTS FOR PENDING ACQUISITIONS--ENTERTAINMENT
(a) The Distribution Agreement provides that SFX will transfer any positive Working Capital in existence at the closing of the SFX Merger to SFX Entertainment, and that if Working Capital is negative at that time, SFX Entertainment will pay the amount of such shortfall to SFX. As of September 30, 1997 the amount of positive Working Capital would have been $2,145,000 and such amount is reflected in the cash to be acquired by SFX Entertainment pursuant to the Distribution Agreement. The actual amount of Working Capital as of the closing of the SFX Merger may differ substantially from the amount in existence on September 30, 1997, and will be a function of, among other things, the operating results of SFX through the date of the SFX Merger and the actual cost of consummating the SFX Merger and the related transactions. Additionally, SFX Entertainment will be responsible for any taxes resulting from the Spin-Off to the extent such taxes result from any gain on the distribution.
(b) To reflect estimated costs associated with the Pending Acquisitions and the Financing and the related transactions. Consists of approximately
       (i) $6 million in fees and expenses in connection with the Pending Acquisitions, (ii) $8.8 million in fees in connection with the Spin-Off, the Consent Solicitations and other required consents and
       (iii) $15.8 million of fees and expenses in connection with the Financing, of which approximately $10.2 million related to the Note Offering. The information relating to fees and expenses is based on management's estimates, and may not be indicative of, and are likely to vary from, the actual fees and expense incurred by SFX Entertainment relating to the Financing, the Pending Acquisitions, the Spin-Off and the Broadcasting Merger.
(c) To reflect the consolidation of GSAC Partners (the entity which operates the PNC Bank Arts Center) following the acquisition of the remaining 50% ownership interest in GSAC currently owned by Pavilion.
(d) To reflect deferred taxes associated with differences between the book and tax bases of assets and liabilities acquired.

VII.  PRO FORMA ADJUSTMENTS FOR THE FINANCINGS

   Represents assumed borrowings to finance the Pending Acquisitions including the Offering and borrowings under the Senior Credit Facility. There can be no assurance that SFX Entertainment will be able to enter into or obtain financing under the proposed Senior Credit Facility, on acceptable terms, or at all. SFX Entertainment anticipates using $352.8 million of proceeds to finance the cash portion of the Pending Acquisitions, $90 million for the repayment of debt assumed in the Pending Acquisitions and $30.6 million for the payment of estimated costs associated with the Pending Acquisitions and the Financing and related transactions. The repayment of assumed debt includes $25.5 million in connection with the PACE Acquisition, $49.8 million in connection with the Pavilion Acquisition, $12.2 million in connection with the BGP Acquisition and $1.4 million in connection with the Network Acquisition.

(C) SFX Entertainment Pro Forma for the Pending Acquisitions

   Reflects SFX Entertainment after the Pending Acquisitions.

(D) Pro Forma for the Spin-Off of SFX Entertainment

   Represents the Pro Forma balance sheet of SFX after the Spin-Off of SFX Entertainment.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             PENDING         PENDING
                                                           ACQUISITION    ACQUISITIONS
                               SFX                             AND           AND THE
                          BROADCASTING,     COMPLETED     DISPOSITION--    FINANCING--
                             INC. AS       TRANSACTIONS   BROADCASTING    ENTERTAINMENT
                             REPORTED          (A)             (B)             (C)
                         --------------- --------------  -------------- ---------------
Net broadcast revenues .     $188,984        $38,685         $(4,938)
Concert promotion
 revenue ...............       74,396         12,293                        $414,154
Station and other
 operating expenses  ...      115,871         28,289          (1,226)
Concert promotion
 operating expense .....       63,045         12,236                         364,985
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs..................       31,429          7,090             (95)         23,253
Corporate expenses......        7,198*                                         1,500
Other ..................       17,995
                         --------------- --------------  -------------- ------------
Operating income
 (loss).................       27,842          3,363          (3,617)         24,416
Interest expense .......       46,438          8,408                          30,408
Other expense (income) .       (2,692)            --              (3)           (566)
Equity (income) loss
 from investments.......       (1,344)            --              --          (4,309)
                         --------------- --------------  -------------- -------------
Income before income
 tax expense ...........      (14,560)        (5,045)         (3,614)         (1,117)
Income tax expense
 (benefit)..............          845             32              (3)          3,626
                         --------------- --------------  -------------- -------------
Net income (loss) ......      (15,405)        (5,077)         (3,611)         (4,743)
Preferred stock
 dividend requirement ..       27,723          1,183                           2,475
                         --------------- --------------  -------------- -------------
Net income (loss)
 applicable to common
 shares.................     $(43,128)       $(6,260)        $(3,611)       $  (7,218)
                         =============== ==============  ============== =============
Net loss per common
 share..................     $  (4.61)
Average common shares
 outstanding............        9,364

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                SFX          PRO FORMA
                                           ENTERTAINMENT      FOR THE
                          PRO FORMA FOR       FOR THE         SPIN-OFF
                          THE COMPLETED       PENDING          OF SFX
                           AND PENDING     ACQUISITIONS    ENTERTAINMENT
                           TRANSACTIONS         (D)             (E)
                         --------------- ---------------  ---------------
Net broadcast revenues .     $222,731                         $222,731
Concert promotion
 revenue ...............      500,843        $500,843               --
Station and other
 operating expenses  ...      142,934                          142,934
Concert promotion
 operating expense .....      440,266         440,266               --
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs..................       61,677          28,378           33,299
Corporate expenses......        8,698*          2,807            5,891
                         --------------- ---------------  ---------------
Other ..................       17,995                           17,995
                         --------------- ---------------  ---------------
Operating income
 (loss).................       52,004          29,392           22,612
Interest expense .......       85,254          32,206           53,048
Other expense (income) .       (3,261)           (779)          (2,482)
Equity (income) loss
 from investments.......       (5,653)         (5,653)              --
                         --------------- ---------------  ---------------
Income before income
 tax expense ...........      (24,336)          3,618          (27,954)
Income tax expense
 (benefit)..............        4,500           3,500            1,000
                         --------------- ---------------  ---------------
Net income (loss) ......      (28,836)            118          (28,954)
Preferred stock
 dividend requirement ..       31,381           2,475           28,906
                         --------------- ---------------  ---------------
Net income (loss)
 applicable to common
 shares.................     $(60,217)       $ (2,357)         $(57,860)
                         =============== ===============  ===============
Net loss per common
 share..................                     $   0.12         $  (3.65)
Average common shares
 outstanding............                       20,400           15,840

------------
*     Net of $1,693,000 of fees from Triathlon.

                            SFX BROADCASTING, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            PENDING         PENDING
                                                          ACQUISITION    ACQUISITIONS
                              SFX                             AND           AND THE
                         BROADCASTING,     COMPLETED     DISPOSITION--    FINANCING--
                            INC. AS       TRANSACTIONS   BROADCASTING    ENTERTAINMENT
                            REPORTED          (A)             (B)             (C)
                        --------------- --------------  -------------- ---------------
Net broadcast
 revenues..............     $143,061        $131,014        $(1,381)
Concert promotion
 revenue ..............                      104,784                       $447,581
Station and other
 operating expenses ...       92,816          90,243          1,208
Concert promotion
 operating expense  ...                       91,240                        414,297
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs.................       17,311          36,528            650          30,962
Corporate expenses ....        6,313            (313)                         2,000
Other..................       28,994          (3,332)                            --
                        --------------- --------------  -------------- ---------------
Operating income
 (loss)................       (2,373)         21,432         (3,239)            322
Interest expense ......       34,897          38,496                         40,544
Other expense
 (income)..............       (2,117)           (467)          (538)         (1,466)
Equity (income) loss
 from investments .....                         (525)                        (2,877)
                        --------------- --------------  -------------- ---------------
Income before income
 tax expense...........      (35,153)        (16,072)        (2,701)        (35,879)
Income tax expense
 (benefit).............          480           1,315                          1,705
                        --------------- --------------  -------------- ---------------
Net income (loss)......      (35,633)        (17,387)        (2,701)        (37,584)
Preferred stock
 dividend requirement .        6,061          32,063                          3,300
                        --------------- --------------  -------------- ---------------
Net income (loss)
 applicable to common
 shares................     $(41,694)       $(49,450)       $(2,701)       $(40,884)
                        =============== ==============  ============== ===============
Net loss per common
 share ................     $  (4.57)
Average common shares
 outstanding...........        9,128              71

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                               SFX
                                          ENTERTAINMENT     PRO FORMA
                                            PRO FORMA        FOR THE
                         PRO FORMA FOR       FOR THE         SPIN-OFF
                         THE COMPLETED       PENDING          OF SFX
                          AND PENDING     ACQUISITIONS    ENTERTAINMENT
                          TRANSACTIONS         (D)             (E)
                        --------------- ---------------  ---------------
Net broadcast
 revenues..............    $ 272,694                         $272,694
Concert promotion
 revenue ..............      552,365        $552,365               --
Station and other
 operating expenses ...      184,267                          184,267
Concert promotion
 operating expense  ...      505,537         505,537               --
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs.................       85,451          37,795           47,656
Corporate expenses ....        8,000           3,000            5,000
Other..................       25,662              --           25,662
                        --------------- ---------------  ---------------
Operating income
 (loss)................       16,142           6,033           10,109
Interest expense ......      113,937          43,000           70,937
Other expense
 (income)..............       (4,588)         (1,832)          (2,756)
Equity (income) loss
 from investments .....       (3,402)         (3,402)              --
                        --------------- ---------------  ---------------
Income before income
 tax expense...........      (89,805)        (31,733)         (58,072)
Income tax expense
 (benefit).............        3,500           1,500            2,000
                        --------------- ---------------  ---------------
Net income (loss)......      (93,305)        (33,233)         (60,072)
Preferred stock
 dividend requirement .       41,424           3,300           38,124
                        --------------- ---------------  ---------------
Net income (loss)
 applicable to common
 shares................    $(134,729)       $(36,533)        $(98,196)
                        =============== ===============  ===============
Net loss per common
 share ................                     $  (1.79)        $  (6.20)
Average common shares
 outstanding...........                       20,400           15,840

------------
*      Net of $3,000,000 of fees from Triathlon.

               NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENTS OF OPERATIONS

(A) Completed Transactions

                                       NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                           ----------------------------------------------------------------------------
                                                                    CBS         SECRET
                           TEXAS COAST   HARTFORD     MEADOWS     EXCHANGE  COMMUNICATIONS   RICHMOND
                           ACQUISITION  ACQUISITION ACQUISITION     (6)       ACQUISITION   ACQUISITION
                           ----------- -----------  ----------- ----------  -------------- -----------
Net broadcast revenues         $652        $638                    $ (60)       $20,626       $5,105
Concert promotion revenue                              $ 601
Station and other
 operating expenses             401         664                      630         11,230        3,722
Concert promotion
 operating expense                                       631
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs                           --          --          221          --          1,207          456
Corporate expenses               --          --           --          --             --           --
                           ----------- -----------  ----------- ----------  -------------- -----------
Operating income (loss)         251         (26)        (251)       (690)         8,189          927
Interest expense                 --          --          199          --          1,459          481
Other expense (income)           --          --           --          --             79           --
                           ----------- -----------  ----------- ----------  -------------- -----------
Income (loss) before
 income tax expense             251         (26)        (450)       (690)         6,651          446
Income tax expense
 (benefit)                       --          --           --          32             --           --
                           ----------- -----------  ----------- ----------  -------------- -----------
Net income (loss)               251         (26)        (450)       (722)         6,651          446
Preferred stock dividend
 requirements                    --          --           --          --             --           --
                           ----------- -----------  ----------- ----------  -------------- -----------
Net income (loss)
 applicable to common
 shares                        $251        $(26)       $(450)      $(722)       $ 6,651       $  446
                           =========== ===========  =========== ==========  ============== ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                           -------------------------------------------------------------
                            CHARLOTTE                            PRO FORMA
                            EXCHANGE    SUNSHINE      HEARST    ADJUSTMENTS   COMPLETED
                               (7)     ACQUISITION ACQUISITION      (8)     TRANSACTIONS
                           ---------- -----------  ----------- -----------  ------------
Net broadcast revenues       $1,564                  $10,160                   $38,685
Concert promotion revenue                $11,692                                12,293
Station and other
 operating expenses           1,328           --      10,314                    28,289
Concert promotion
 operating expense                        11,605                                12,236
Depreciation,
 amortization, duopoly
 integration costs and
 acquisition related
 costs                          375          686          --     $    125 (a)    7,090
                                                                    2,512 (b)
                                                                      393 (c)
                                                                      884 (l)
                                                                      231 (m)
Corporate expenses               --           --          --           --           --
                           ---------- -----------  ----------- -----------  ------------
Operating income (loss)        (139)        (599)       (154)      (4,145)       3,363
Interest expense               (730)       1,106          --      (47,397)(a)    8,408
                                                                   16,848 (a)
                                                                   36,282 (a)
                                                                      195 (h)
                                                                      (35)(j)
Other expense (income)           --           --          --          (79)(i)       --
                           ---------- -----------  ----------- -----------  ------------
Income (loss) before
 income tax expense             591       (1,705)       (154)      (9,959)      (5,045)
Income tax expense
 (benefit)                       --           --          --                        32
                           ---------- -----------  ----------- -----------  ------------
Net income (loss)               591       (1,705)       (154)      (9,959)      (5,077)
Preferred stock dividend
 requirements                    --           --          --        1,183 (n)    1,183
                           ---------- -----------  ----------- -----------  ------------
Net income (loss)
 applicable to common
 shares                      $  591      $(1,705)    $  (154)    $(11,142)     $(6,260)
                           ========== ===========  =========== ===========  ============

                                                         YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                     ------------------------------------------------------------------------------------------------------------
                                LIBERTY        PRISM
                              ACQUISITION   ACQUISITION                HOUSTON
                               INCLUDING     INCLUDING      OTHER      EXCHANGE
                       MMR     WASHINGTON   LOUISVILLE       1996     AND DALLAS  DELSENER/     TEXAS
                      MERGER  DISPOSITIONS DISPOSITIONS ACQUISITIONS DISPOSITION   SLATER       COAST     HARTFORD    MEADOWS
                       (1)        (2)           (3)          (4)          (5)    ACQUISITION ACQUISITION ACQUISITION ACQUISITIONS
                     -------- ------------ ------------ ------------ ----------- ----------- ----------- ----------- ------------
Net broadcast
 revenues........... $20,038    $24,992       $13,511      $  4,728     $ (8,680)                 $4,281      $5,742
Concert promotion
 revenue............                                                                 $50,361                            $10,175
Station and other
 operating expenses   11,531     17,774        10,897         2,869      (10,307)                  2,968       5,607
Concert promotion
 operating expense .                                                                  50,686                              9,306
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition related
 costs..............   6,081      5,150         1,241         1,492         (284)        747          36          27      1,550

Corporate expenses .   1,253      1,478           808           111          110          --          --          --         --

Other...............     577         --            --            --       (3,500)         --         (48)         --         --
                     -------- ------------ ------------ ------------ ----------- ----------- ----------- ----------- ------------
Operating income
 (loss).............     596        590           565           256        5,301      (1,072)      1,325         108       (681)
Interest expense....      --      3,326           773           382       (1,667)         60          --          19      1,275

Other expense
 (income) ..........      --      5,935            --       (11,948)          --        (198)        (65)         (8)       (30)

Equity (income) loss
 from investments  .      --         --            --            --           --        (525)         --          --         --
                     -------- ------------ ------------ ------------ ----------- ----------- ----------- ----------- ------------
Income (loss) before
 income tax expense      596     (8,671)         (208)       11,822        6,968        (409)      1,390          97     (1,926)
Income tax expense
 (benefit)..........      --     (3,378)           --            45          938         106          22          32         17
                     -------- ------------ ------------ ------------ ----------- ----------- ----------- ----------- ------------
Net income (loss) ..     596     (5,293)         (208)       11,777        6,030        (515)      1,368          65     (1,943)
Preferred stock
 dividend
 requirement........      --         --            --            --           --          --          --          --       --
Net income (loss)
 applicable to common
 shares............. $   596    $(5,293)      $  (208)     $ 11,777     $  6,030     $  (515)     $1,368      $   65    $(1,943)
                     ======= ============  ============ ============  =========== ===========  =========== ========= =============
Average common shares
 outstanding .........

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                     ----------------------------------------------------------------------------------------------------
                                                                                                   PRO
                          CBS        SECRET                  CHARLOTTE                             FORMA
                       EXCHANGE  COMMUNICATIONS   RICHMOND   EXCHANGE    SUNSHINE     HEARST    ADJUSTMENTS   COMPLETED
                          (6)     ACQUISITION   ACQUISITION     (7)    ACQUISITION  ACQUISITION     (8)      TRANSACTIONS
                       -------- --------------  ----------- ---------  ----------- -----------  ----------- -------------
Net broadcast
 revenues.............  $    10     $35,532       $ 9,007     $6,222                  $15,631                  $131,014
Concert promotion
 revenue..............                                                   $44,248                                104,784
Station and other
 operating expenses ..    1,288      20,844         7,757      3,885                   15,130                    90,243
Concert promotion
 operating expense ...                                                    37,326                    (6,078)(o)   91,240
Depreciation,
 amortization,
 duopoly integration
 costs and
 acquisition related
 costs................       --       3,970           780        500       1,522          293     $  1,491 (a)   36,528
                                                                                                     8,052 (b)
                                                                                                       559 (d)
                                                                                                     3,014 (l)
                                                                                                       308 (m)
Corporate expenses ...       --          --         1,037         --          --          169       (3,713)(e)     (313)
                                                                                                     1,434 (e)
                                                                                                    (3,000)(f)
Other.................     (363)          2            --         --          --           --                    (3,332)
                       -------- --------------  ----------- ---------  ----------- -----------  ----------- ------------
Operating income
 (loss)...............     (915)     10,716          (567)     1,837       5,400           39       (2,066)      21,432
Interest expense......       --          --         1,210         --       3,019           --       (5,583)(a)   38,496
                                                                                                    22,462 (a)
                                                                                                   (35,635)(a)
                                                                                                    48,375 (a)
                                                                                                       547 (h)
                                                                                                       (67)(j)
Other expense
 (income) ............       --       1,175            --         --        (138)          --       (5,935)(g)     (467)
                                                                                                    11,920 (g)
                                                                                                    (1,175)(i)
Equity (income) loss
 from investments  ...       --          --            --         --          --           --                      (525)
                       -------- --------------  ----------- ---------  ----------- -----------  ----------- ------------
Income (loss) before
 income tax expense ..     (915)      9,541        (1,777)     1,837       2,519           39      (36,975)     (16,072)
Income tax expense
 (benefit)............      783          --            --         --       1,138           --        1,612 (g)    1,315
                       -------- --------------  ----------- ---------  ----------- -----------  ----------- ------------
Net income (loss) ....   (1,698)      9,541        (1,777)     1,837       1,381           39      (38,587)     (17,387)
Preferred stock
 dividend
 requirement..........       --          --            --         --          --           --       32,063 (n)   32,063
Net income (loss)
 applicable to common
 shares...............  $(1,698)    $ 9,541       $(1,777)    $1,837     $ 1,381      $    39     $(70,650)    $(49,450)
                       ======== ==============  =========== =========  =========== ===========  =========== ============
Average common shares
 outstanding .........                                                                              70,796 (k)   70,796

    (1) MMR Merger

     Reflects the net effect of the historical operations of Multi-Market Radio, Inc. ("MMR") as adjusted for acquisitions and dispositions. SFX has not included in the pro forma statement of operations cost savings of $792,000 it believes would have been achieved in connection with the MMR Hartford Acquisition had the transaction been consummated as of January 1, 1996, consisting principally of the elimination of certain duplicative technical sales and general and administrative functions due to the operation of a cluster of stations in the Hartford market.

                                                 YEAR ENDED DECEMBER 31, 1996
                              -------------------------------------------------------------------
                                                               MMR
                                  AS            MMR          HARTFORD      PRO FORMA      MMR
                               REPORTED   DISPOSITIONS(A)  ACQUISITION    ADJUSTMENTS    MERGER
                              ---------- ---------------  ------------- -------------  ---------
                                                        (IN THOUSANDS)
Net broadcast revenues.......   $18,832       $(1,623)        $2,829                    $20,038
Station operating expenses ..    11,422        (1,931)         2,040                     11,531
Depreciation/amortization ...     7,611        (1,833)           277        $    26 (b)   6,081
Corporate expenses...........     2,517            --             --          1,253 (c)   1,253
                                                                             (2,517)(c)
Other........................        63            --             --            514 (e)     577
                              ---------- ---------------  ------------- -------------  ---------
Operating income (loss) .....    (2,781)        2,141            512            724         596
Interest expense.............     5,265            --            274         (5,539)(d)      --
Other expense (income).......        --           (57)           (12)            69 (d)      --
Income tax expense
 (benefit)...................                      --              7             (7)(d)      --
                              ---------- ---------------  ------------- -------------  ---------
Net income (loss)............   $(8,046)      $ 2,198         $  243        $ 6,201     $   596
                              ========== ===============  ============= =============  =========

-------------

    (a) Reflects the elimination of the operations of stations WRSF-FM, sold in March 1996, WRXR-FM and WKBG-FM, sold in July 1996, WYAK-FM and WMYB-FM, sold in March 1997, and KOLL-FM, sold in April 1997.

    (b) Reflects $26,000 for the year ended December 31, 1996 in amortization of intangible assets recorded in connection with the MMR Merger, Myrtle Beach Acquisition, MMR Hartford Acquisition, related incremental deferred taxes and change in amortization periods.

    (c) To record incremental corporate overhead charges of $1,253,000 associated with the MMR Merger for the year ended December 31, 1996, and to eliminate MMR's existing corporate overhead of $2,517,000 for the year ended December 31, 1996.

    (d) Elimination of nonrecurring income of $69,000 for the year ended December 31, 1996, interest expense of $5,539,000 for the year ended December 31, 1996, and income tax expense of $7,000 for the year ended December 31, 1996.

    (e) Reflects non-cash compensation charge for the issuance of shares of the Series A and Series B Convertible Preferred Stock of MMR. The shares of Series A and Series B stock were issued to certain officers and advisors of MMR in July and November 1996, respectively, and converted into Class A Common Stock of SFX upon consummation of the MMR Merger. Certain of the shares issued pursuant to the Series A and Series B conversions which were issued to individuals currently employed by SFX are being held in escrow and are being released in five equal annual installments ending in April 2001.

(2) Liberty Acquisition

     Reflects the net effect of the historical operations of the Liberty Acquisition adjusted for the Washington Dispositions.

                                   YEAR ENDED DECEMBER 31, 1996
                            -------------------------------------------
                             LIBERTY AS     WASHINGTON      LIBERTY
                              REPORTED     DISPOSITIONS   ACQUISITION
                            ------------ --------------  -------------
                                          (IN THOUSANDS)
Net broadcast revenues ....    $25,966       $  (974)       $24,992
Station operating
 expenses..................     19,337        (1,563)        17,774
Depreciation/amortization .      5,926          (776)         5,150
Corporate expenses.........      1,566           (88)         1,478
                            ------------ --------------  -------------
Operating income...........       (863)        1,453            590
Interest expense...........      3,467          (141)         3,326
Other expense (income)  ...      5,935            --          5,935
Income tax benefit.........     (3,378)           --         (3,378)
                            ------------ --------------  -------------
Net income (loss)..........    $(6,887)      $ 1,594        $(5,293)
                            ============ ==============  =============

(3) Prism Acquisition

     Reflects the net effect of the historical operations of the Prism Acquisition adjusted for the Louisville Dispositions.

                                  YEAR ENDED DECEMBER 31, 1996
                            -----------------------------------------
                             PRISM AS     LOUISVILLE       PRISM
                             REPORTED    DISPOSITIONS   ACQUISITION
                            ---------- --------------  -------------
                                         (IN THOUSANDS)
Net broadcast revenues ....   $16,859      $(3,348)       $13,511
Station operating
 expenses..................    13,373       (2,476)        10,897
Depreciation/amortization .     1,599         (358)         1,241
Corporate expenses.........       808           --            808
                            ---------- --------------  -------------
Operating income (loss) ...     1,079         (514)           565
Interest expense...........       773           --            773
                            ---------- --------------  -------------
Net loss...................   $   306      $  (514)       $  (208)
                            ========== ==============  =============

(4) Other 1996 Acquisitions

     Reflects the net effect of the combined historical operations of the Greensboro Acquisition, the Raleigh-Greensboro Acquisitions, the Greenville Acquisition and the Jackson Acquisitions.

                                           YEAR ENDED DECEMBER 31, 1996
                             --------------------------------------------------------
                                RALEIGH-
                             GREENSBORO AND
                               GREENSBORO     GREENVILLE       JACKSON
                              ACQUISITIONS    ACQUISITION   ACQUISITIONS     TOTAL
                             -------------- -------------  -------------- ----------
                                                  (IN THOUSANDS)
Net broadcast revenues  ....     $3,619        $    639         $470        $  4,728
Station operating expenses        2,264             271          334           2,869
Depreciation/amortization  .      1,168             244           80           1,492
Corporate expenses .........          4             107           --             111
                             -------------- -------------  -------------- ----------
Operating income (loss) ....        183              17           56             256
Interest expense............         59             323           --             382
Other expense (income) .....        (51)        (11,897)          --         (11,948)
Income tax expense..........         45              --           --              45
                             -------------- -------------  -------------- ----------
Net income (loss)...........     $  130        $ 11,591         $ 56        $ 11,777
                             ============== =============  ============== ==========

(5) Houston Exchange and Dallas Disposition

     To reflect the exchange of KRLD-AM and the Texas State Networks for KKRW-FM in the Houston Exchange, and the sale of KTCK-AM in the Dallas Disposition.

                                                           YEAR ENDED DECEMBER 31, 1996
                             ----------------------------------------------------------------------------------------
                                                                                                  HOUSTON EXCHANGE
                                        DISPOSITIONS              ACQUISITION   ADJUSTMENTS*   AND DALLAS DISPOSITION
                             ------------------------------------------------  -------------- ----------------------
                               KRLD-AM       TSN       KTCK-AM      KKRW-FM
                             ----------- ----------  ---------- -------------
                                                                  (IN THOUSANDS)
Net broadcast revenues  ....   $(10,711)   $(2,843)    $(2,136)     $7,010         $    --            $ (8,680)
Station operating expenses       (9,316)    (2,222)     (2,490)      3,721              --             (10,307)
Depreciation/amortization  .     (1,157)      (226)       (284)         81           1,302                (284)
Corporate expenses .........         --         --          --         110              --                 110
Other.......................     (1,600)        --      (1,900)         --              --              (3,500)
                             ----------- ----------  ---------- -------------  -------------- ----------------------
Operating income (loss)  ...      1,362       (395)      2,538       3,098          (1,302)              5,301
Interest expense ...........     (1,482)      (373)        188          --              --              (1,667)
Other expense (income)  ....         --         --          --         938              --                 938
                             ----------- ----------  ---------- -------------  -------------- ----------------------
Net income (loss) ..........   $  2,844    $   (22)    $ 2,350      $2,160         $(1,302)           $  6,030
                             =========== ==========  ========== =============  ============== ======================

-----------
    (*) To reflect historical depreciation and amortization of KRLD-AM and the Texas State Networks and the disposition of KTCK-AM.

(6) CBS Exchange

     To reflect the net effect of the exchange of WHFS-FM for KTXQ-FM and KRRW-FM in the CBS Exchange.

                                  NINE MONTHS ENDED SEPTEMBER 30, 1997
                            ------------------------------------------------
                             KTXQ-FM    WHFS-FM                      CBS
                             KRRW-FM    DISPOSAL   ADJUSTMENTS*    EXCHANGE
                            --------- ----------  -------------- ----------
                                             (IN THOUSANDS)
Net broadcast revenues ....   $1,628     $1,688        $  --        $ (60)
Station operating
 expenses..................    1,655      1,025           --          630
Depreciation/amortization .       54        783          729           --
                            --------- ----------  -------------- ----------
Operating income (loss) ...      (81)      (120)        (729)        (690)
Income tax expense.........       32         --           --           32
                            --------- ----------  -------------- ----------
Net income (loss)..........   $ (113)    $ (120)       $(729)       $(722)
                            ========= ==========  ============== ==========

                                         YEAR ENDED DECEMBER 31, 1996
                               ------------------------------------------------
                                KTXQ-FM    WHFS-FM                      CBS
                                KRRW-FM    DISPOSAL   ADJUSTMENTS*    EXCHANGE
                               --------- ----------  -------------- ----------
                                                (IN THOUSANDS)
Net broadcast revenues........   $9,572     $9,562       $    --      $    10
Station operating expenses ...    7,116      5,828            --        1,288
Depreciation/amortization ....      218      1,548         1,330           --
Other ........................       --        363            --         (363)
                               --------- ----------  -------------- ----------
Operating income..............    2,238      1,823        (1,330)        (915)
Income tax expense (benefit)        783         --            --          783
                               --------- ----------  -------------- ----------
Net income (loss).............   $1,455     $1,823       $(1,330)     $(1,698)
                               ========= ==========  ============== ==========

-------
 * To eliminate depreciation of KTXQ-FM and KRRW-FM and reflect depreciation of WHFS-FM.

(7) Charlotte Exchange

     Reflects the transfer of WDSY-FM and $20,000,000 in exchange for WRFX-FM in the Charlotte Exchange.

                                         NINE MONTHS ENDED SEPTEMBER 30, 1997
                                -------------------------------------------------------
                                   WDSY-FM        WRFX-FM                    CHARLOTTE
                                 DISPOSITION    ACQUISITION   ADJUSTMENTS    EXCHANGE
                                ------------- -------------  ------------- -----------
                                                    (IN THOUSANDS)
Net revenues...................    $(4,367)       $5,931                      $1,564
Station operating expenses ....     (1,794)        3,122                       1,328
Depreciation, amortization and
 acquisition related costs ....       (183)           --         $ 558           375
                                ------------- -------------  ------------- -----------
Operating income...............     (2,390)        2,809          (558)         (139)
                                ------------- -------------  ------------- -----------
Interest expense...............       (730)           --            --          (730)
Net income (loss)..............    $(1,660)       $2,809         $(558)       $  591
                                ============= =============  ============= ===========

                                             YEAR ENDED DECEMBER 31, 1996
                                -------------------------------------------------------
                                   WDSY-FM        WRFX-FM                    CHARLOTTE
                                 DISPOSITION    ACQUISITION   ADJUSTMENTS    EXCHANGE
                                ------------- -------------  ------------- -----------
                                                    (IN THOUSANDS)
Net revenues...................    $(3,697)       $9,919                      $6,222
Station operating expenses ....     (1,593)        5,478                       3,885
Depreciation, amortization and
 acquisition related costs ....         --         2,907        $(2,407)*        500
                                ------------- -------------  ------------- -----------
Operating income...............     (2,104)        1,534          2,407        1,837
                                ------------- -------------  ------------- -----------
Net income (loss)..............    $(2,104)       $1,534        $ 2,407       $1,837
                                ============= =============  ============= ===========

---------
  * To reflect historical depreciation of WDSY-FM net of decrease in amortization due to the exchange allocation.

(8) Pro Forma Adjustments

      SFX has not included in the pro forma adjustments certain cost savings totaling $11,559,000 it believes would have been realized for the year ended December 31, 1996 following the Liberty Acquisition, the Prism Acquisition, the Houston Exchange, the Jackson Acquisitions, the Hearst Acquisition, the Charlotte Exchange, the Richmond Acquisition, the Texas Coast Acquisition and Hartford Acquisition and $2,881,000 for the nine months ended September 30, 1997 following the Richmond Acquisition, the Hearst Acquisition, the Charlotte Exchange, Hartford Acquisition, and Texas Coast Acquisition, had these transactions been consummated as of January 1, 1996. The cost savings consist principally of the elimination of certain duplicative technical, sales and general and administrative functions due to the operation of a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

       While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, and many of which have been achieved, SFX's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond SFX's control. These factors may include difficulties in integrating the acquired stations and the incurrence of unanticipated severance, promotional or other costs and expenses. There can be no assurance that SFX will realize all such cost savings.

     a. To reflect interest expense of $36,282,000 and $48,375,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, related to the $450,000,000 of Senior Subordinated Notes at 10.75% issued in 1996, amortization of deferred financing costs of $125,000 and $1,491,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, interest expense of $16,848,000 and $22,462,000 relating to the borrowings from the Credit Agreement at 8% for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, and elimination of existing interest expense (net of interest on other debt) of $47,397,000 and $41,218,000 related to SFX and the sellers for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

      b. Reflects increase (decrease) in amortization of intangible assets resulting from the purchase price allocation, deferred taxes recorded and change in amortization period:

                                YEAR ENDED DECEMBER 31, 1996              NINE MONTHS ENDED SEPTEMBER 30, 1997
                       --------------------------------------------------------------------------------------------
                        INCREASE DUE    DECREASE DUE                   INCREASE DUE   DECREASE DUE
                         TO PURCHASE    TO CHANGE IN                   TO PURCHASE    TO CHANGE IN
                            PRICE       AMORTIZATION   NET INCREASE       PRICE       AMORTIZATION    NET INCREASE
                         ALLOCATION       PERIODS       (DECREASE)      ALLOCATION       PERIODS       (DECREASE)
                       -------------- --------------  -------------- --------------  -------------- --------------
                                                              (IN THOUSANDS)
Liberty Acquisition ..     $1,699         $(2,399)        $ (700)
Prism Acquisition ....      1,010            (642)           368
Charlotte WTDR/WLYT
 Acquisition .........        490                            490
Jackson Acquisitions .        108                            108
Greenville and
 Greensboro
 Acquisitions.........        597            (623)           (26)
Albany Acquisition  ..         23                             23          $    2                         $    2
Hartford Acquisition          910                            910             152                            152
Texas Coast
 Acquisition..........      1,067                          1,067              89                             89
Richmond Acquisition .      1,053            (164)           889             527           (82)             445
Hearst Acquisition ...        733                            733             428                            428
Secret Communications
 Acquisition .........      6,207          (2,018)         4,189           2,069          (673)           1,396
                                                      --------------                                --------------
  Total Pro Forma
   adjustments........                                    $8,052                                         $2,512
                                                      ==============                                ==============

     c. To reflect depreciation expense for fixed assets associated with the Texas Coast, Hartford and Richmond Acquisitions as per SFX's depreciation policy.

     d. To reflect $559,000 in amortization relating to the present value of the Triathlon consulting fees assigned to SFX under the SCMC Termination Agreement for the year ended December 31, 1996.

     e. To record incremental corporate overhead charges of $1,434,000 for the year ended December 31, 1996, relating to increases in personnel, professional fees and administrative expenses associated with the increased size of SFX due to the Completed Transactions and Pending Acquisition and Disposition--Broadcasting and the elimination of $3,713,000 for the year ended December 31, 1996, of the corporate overhead of the sellers.

     f. Reflects fees of $3,000,000 incurred by Triathlon and would have been payable to SFX under the revised SCMC Agreement for the year ended December 31, 1996. Future fees may be lesser or greater based upon future acquisition and financing activity by Triathlon. Minimum annual fees will be $1,000,000 per year.

     g. Elimination of acquisition related costs of $5,935,000 recorded on the income statement of Liberty for the year ended December 31, 1996, a gain on the sale of assets of $11,920,000 recorded on the books of ABS Greenville Partners, L.P. for the year ended December 31, 1996 and net income tax benefit of $1,612,000 for the year ended December 31, 1996.

     h. To record interest expense of $195,000 and $547,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, in connection with the long-term payments due for the Delsener/Slater Acquisition, the Texas Coast Acquisition and the Sunshine Acquisition.

     i. Elimination of LMA fees paid by Secret Communications for WJJJ-FM and WDSY-FM.

     j. Elimination of interest expense on Jackson note payable to third party acquired by Capstar.

     k. Reflects the issuance of 70,796 shares of SFX Class A common stock in connection with the Sunshine Acquisition for a total value of $2,000,000.

     l. To reflect the depreciation and amortization expense adjustment of $3,014,000 and $884,000 associated with the Delsener/Slater, Meadows, and Sunshine concert acquisitions for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

     m. To reflect the amortization of $231,000 and $308,000 associated with the John Boy and Billy Network contract payments for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

      n. To record the incremental Series D Preferred Stock and the Series E Preferred Stock dividends issued to finance a portion of the Pending Acquisition and Disposition--Broadcasting at a rate of 6.5% and 12 5/8%, respectively.

     o. Reflects the elimination of non-recurring Delsener/Slater officer's bonuses and wages not being paid under SFX's new employment contracts.

(B) Pending Acquisition & Disposition--Broadcasting

                                                 NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                                        ----------------------------------------------------------------------
                                                                                              PENDING
                                           CAPSTAR       NASHVILLE      PRO FORMA         ACQUISITION AND
                                         DISPOSITION    ACQUISITION  ADJUSTMENTS (1) DISPOSITION--BROADCASTING
                                        ------------- -------------  --------------- ------------------------
Net broadcast revenues ................    $(9,831)       $4,893                              $(4,938)
Station and other operating expenses  .     (5,489)        4,263                               (1,226)
Depreciation, amortization, duopoly
 integration costs and acquisition
 related costs ........................     (1,201)          467              39 (c)              (95)
                                                                             207 (d)
                                                                             393 (b)
                                        ------------- -------------  --------------- ------------------------
Operating income (loss) ...............     (3,141)          163            (639)              (3,617)
Interest expense ......................        (36)           --              36 (a)
Other expense (income) ................         --            (3)                                  (3)
                                        ------------- -------------  --------------- ------------------------
Income (loss) before income tax
 expense ..............................     (3,105)          166            (675)              (3,614)
Income tax expense (benefit) ..........         --            (3)                                  (3)
                                        ------------- -------------  --------------- ------------------------
Net income (loss) .....................     (3,105)          169            (675)              (3,611)
                                        ------------- -------------  --------------- ------------------------
Net income (loss) applicable to common
 shares ...............................    $(3,105)       $  169         $  (675)             $(3,611)
                                        ============= =============  =============== ========================
                                                     YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                        ----------------------------------------------------------------------
                                                                                              PENDING
                                           CAPSTAR       NASHVILLE      PRO FORMA         ACQUISITION AND
                                         DISPOSITION    ACQUISITION  ADJUSTMENTS (1) DISPOSITION--BROADCASTING
                                        ------------- -------------  --------------- ------------------------
Net broadcast revenues.................    $(9,012)       $8,081         $  (450)(d)          $(1,381)
Station and other operating expenses ..     (5,265)        6,473                                1,208
Depreciation, amortization, duopoly
 integration costs and acquisition
 related costs ........................       (852)          652             275 (d)              650
                                                                              50 (c)
                                                                             525 (b)
                                        ------------- -------------  --------------- ------------------------
Operating income (loss)................     (2,895)          956          (1,300)              (3,239)
Interest expense.......................     (2,108)           --           2,108 (a)
Other expense (income).................       (538)           --                                 (538)
                                        ------------- -------------  --------------- ------------------------
Income (loss) before income tax
 expense...............................       (249)          956          (3,408)              (2,701)
Income tax expense (benefit)...........         --            --
                                        ------------- -------------  --------------- ------------------------
Net income (loss)......................       (249)          956          (3,408)              (2,701)
                                        ------------- -------------  --------------- ------------------------
Net income (loss) applicable to common
 shares................................    $  (249)       $  956         $(3,408)             $(2,701)
                                        ============= =============  =============== ========================

    (1) Pro Forma Adjustments

   SFX has not included in the pro forma adjustments certain cost savings totalling $539,000 it believes would have been realized for the year ended December 31, 1996 following the Nashville Acquisition and the Chancellor Exchange and $375,000 for the nine months ended September 30, 1997 following the Nashville Acquisition and the Chancellor Exchange, had these transactions been consummated as of January 1, 1996. The cost savings consist principally of the elimination of certain duplicative technical, sales and general and administrative functions due to the operation of a cluster of stations in each of its principal markets, a reduction of employee benefit costs and commission rates and the elimination of programming personnel due to automation and simulcasting.

   While management believes that such cost savings and the elimination of non-recurring expenses are reasonably achievable, SFX's ability to fully achieve such cost savings and to eliminate the non-recurring expenses is subject to numerous factors, many of which are beyond SFX's control. These factors may include difficulties in integrating the acquired stations and the incurrence of unanticipated severance, promotional or other costs and expenses. There can be no assurance that SFX will realize all such cost savings.

     a. To reflect the elimination of existing interest expense of $36,000 and $2,108,000 related to the Capstar Disposition for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     b. Reflects increase in amortization of intangible assets of $393,000 and $525,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, resulting from the purchase price allocation and change in amortization period related to the Nashville Acquisition.

     c. Amortization of $39,000 and $50,000 for acquisition costs associated with the Nashville Acquisition for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     d. To reflect the reduced amortization of goodwill and elimination of LMA fees of the Chancellor Exchange.

(C) Pending Acquisitions and the Financing--Entertainment

                         NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                      ----------------------------------------------------------
                           PACE       CONTEMPORARY     NETWORK          BGP
                       ACQUISITION    ACQUISITION    ACQUISITION    ACQUISITION
                            I              II            III            IV
                      ------------- --------------  ------------- -------------
Revenue..............    $229,480       $85,570        $20,563        $65,448
Operating expenses ..     205,365        75,784         13,893         59,312
Depreciation &
 amortization........       4,476         1,081            207            611
Corporate expenses ..          --            --             --             --
                      ------------- --------------  ------------- -------------
Operating income
 (loss)..............      19,639         8,705          6,463          5,525
Interest expense ....       4,803           227            196            837

Other (income)
 expenses............       1,594          (170)          (123)          (764)
Equity (income) loss
 from investments ...      (5,321)           --             --             --
                      ------------- --------------  ------------- -------------
Income/(loss) before
 income tax expense .      18,563         8,648          6,390          5,452
Income tax expense
 (benefit)...........       3,751            --            135          2,133
                      ------------- --------------  ------------- -------------
Net income (loss) ...    $ 14,812       $ 8,648        $ 6,255        $ 3,319
                      ============= ==============  ============= =============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                     NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS)
                      --------------------------------------------
                        CONCERTS/                                      PRO FORMA
                         SOUTHER       PRO FORMA      PRO FORMA         PENDING
                       ACQUISITION    ADJUSTMENTS   FOR FINANCING   ACQUISITIONS--
                            V             VI             VII         ENTERTAINMENT
                      ------------- -------------  --------------- ---------------
Revenue..............    $13,093       $     --        $     --        $414,154
Operating expenses ..     10,631             --              --         364,985
Depreciation &
 amortization........         57         16,821 (a)          --          23,253
Corporate expenses ..         --          1,500 (b)          --           1,500
                      ------------- -------------  --------------- ---------------
Operating income
 (loss)..............      2,405        (18,321)             --          24,416
Interest expense ....         --             --          (6,063)(a)      30,408
                                             --          30,408 (b)
Other (income)
 expenses............        (57)        (1,046)(c)          --            (566)
Equity (income) loss
 from investments ...        (34)         1,046 (c)          --          (4,309)
                      ------------- -------------  --------------- ---------------
Income/(loss) before
 income tax expense .      2,496        (18,321)        (24,345)         (1,117)
Income tax expense
 (benefit)...........         --         (2,393)(d)          --           3,626
                      ------------- -------------  --------------- ---------------
Net income (loss) ...    $ 2,496       $(15,928)        (24,345)       $ (4,743)
                      ============= =============  =============== ===============


I. PACE ACQUISITION

   Reflects the PACE Acquisition and the separate acquisitions of PACE's two partners' interests in Pavilion, a partnership that owns certain amphitheaters operated by PACE. The PACE Acquisition is not conditional on the consummation of the Pavilion Acquisition.

                                              NINE MONTHS ENDED SEPTEMBER 30, 1997 IN (000'S)
                                         ---------------------------------------------------------
                                              PACE        PAVILION      PRO FORMA        PACE
                                          AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         ------------- -------------  ------------- -------------
Revenue ................................    $137,616       $91,114       $   750 (a)   $229,480
Operating expenses......................     131,473        75,319        (1,427)(b)    205,365
Depreciation & amortization.............       1,462         3,014            --          4,476
Other expenses..........................         447            --          (447)(c)         --
                                         ------------- -------------  ------------- -------------
Operating income........................       4,234        12,781         2,624         19,639
Interest expense........................       1,517         3,286            --          4,803
Other expenses..........................          64         1,530            --          1,594
Equity (income) loss from investments ..      (6,949)       (1,654)        3,282 (d)     (5,321)
                                         ------------- -------------  ------------- -------------
Income/(loss) before income tax
 expense................................       9,602         9,619          (658)        18,563
Income tax expense......................       3,751            --            --          3,751
                                         ------------- -------------  ------------- -------------
Net income (loss).......................    $  5,851       $ 9,619       $  (658)      $ 14,812
                                         ============= =============  ============= =============

PRO FORMA ADJUSTMENTS:
(a) To reflect non-cash revenue resulting from SFX Entertainment granting Blockbuster naming rights to three venues for two years for no future consideration as part of its agreement to acquire Blockbuster's indirect 33 1/3% interest in Pavilion Partners.
(b) Reflects the elimination of $520,000 of certain officer's bonuses and wages which will not be paid under SFX Entertainment's new employment contracts and of $907,000 of non-recurring costs incurred in connection with PACE's planned initial public offering.
(c) Reflects the elimination of non-recurring restricted stock compensation to PACE executives.
(d) To eliminate PACE's income from its 33 1/3% equity investment in Pavilion. PACE currently owns 33 1/3% in Pavilion and has agreed to acquire the remaining 66 2/3% interest in Pavilion pursuant to the Blockbuster Acquisition and Sony Acquisition. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster's and Sony's respective interest in Pavilion and, as a result, SFX Entertainment may not obtain 100% of Pavilion.

II. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, Missouri that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                               NINE MONTHS ENDED SEPTEMBER 30, 1997 IN (000'S)
                                         -----------------------------------------------------------
                                          CONTEMPORARY     RIVERPORT     PRO FORMA     CONTEMPORARY
                                           AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         -------------- -------------  ------------- --------------
Revenue ................................     $71,141        $14,429       $    --        $85,570
Operating expenses......................      66,764         11,223        (2,203)(a)     75,784
Depreciation & amortization.............         498            583            --          1,081
                                         -------------- -------------  ------------- --------------
Operating income........................       3,879          2,623         2,203          8,705
Interest expense........................         153             74            --            227
Other income............................        (122)           (48)           --           (170)
Equity (income) from investments .......      (1,298)            --         1,298 (b)         --
                                         -------------- -------------  ------------- --------------
Income (loss) before income tax
 expense................................       5,146          2,597           905          8,648
Income tax expense......................          --             --            --             --
                                         -------------- -------------  ------------- --------------
Net income (loss).......................     $ 5,146        $ 2,597       $   905        $ 8,648
                                         ============== =============  ============= ==============

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officer's salary and bonuses and other consulting expenses which will not be paid under SFX Entertainment's new employment and other contracts.
(b) Reflects the elimination of Contemporary's equity income in Riverport Amphitheater Partners. Contemporary has entered into an agreement to acquire its partners' 50% interest in this venture. If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

   The Contemporary Agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of preferred stock will be issued to the sellers. Such preferred stock is to be converted into an equal number of shares of SFX Entertainment Class A Common Stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such preferred stock is to be redeemed at their fair market value, but in no event less than $18,700,000.

III. NETWORK ACQUISITION

   The Network Acquisition consists of the separate acquisitions of Network Magazine and SJS. Each of these acquisitions is conditioned on the concurrent closing of the other.

                                                NINE MONTHS ENDED SEPTEMBER 30, 1997 IN (000'S)
                                         --------------------------------------------------------------
                                           THE NETWORK
                                             MAGAZINE           SJS         PRO FORMA       NETWORK
                                         AS REPORTED (A)  AS REPORTED (A)  ADJUSTMENTS    ACQUISITIONS
                                         --------------- ---------------  ------------- --------------
Revenue ................................     $12,047          $10,737        $(2,221)(c)    $20,563
Operating expenses......................      11,878           10,717         (6,481)(b)     13,893
                                                                              (2,221)(c)
Depreciation & amortization.............         119               88             --            207
                                         --------------- ---------------  ------------- --------------
Operating income (loss).................          50              (68)         6,481          6,463
Interest expense........................         163               33             --            196
Other income............................         (43)             (80)            --           (123)
                                         --------------- ---------------  ------------- --------------
(Loss) income before income tax
 expense................................         (70)             (21)         6,481          6,390
Income tax expense .....................          --              135             --            135
                                         --------------- ---------------  ------------- --------------
Net (loss) income ......................     $   (70)         $  (156)       $ 6,481        $ 6,255
                                         =============== ===============  ============= ==============

PRO FORMA ADJUSTMENTS:

(a) SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA as defined equals $9,000,000; by an additional $4 for each $1 increase in EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in EBITDA between $10,000,000 and $11,000,000 (maximum of $14,000,000 additional consideration). The additional consideration is payable in stock or cash at SFX Entertainment's option. The pro forma statement of operation assumes that no additional consideration is paid.
(b) Reflects the elimination of certain officer's bonuses and wages which will not be paid under SFX Entertainment's new employment contracts.
(c) Reflects the elimination of transactions between Network Magazine and SJS.

 IV. BGP ACQUISITION

                                     NINE MONTHS ENDED SEPTEMBER 30, 1997 IN
                                                     (000'S)
                                  ---------------------------------------------
                                                     PRO FORMA        BGP
                                  AS REPORTED (A)   ADJUSTMENTS   ACQUISITION
                                  --------------- -------------  -------------
Revenue .........................     $65,448          $ --         $65,448
Operating expenses...............      59,312            --          59,312
Depreciation & amortization .....         611            --             611
                                  --------------- -------------  -------------
Operating income ................       5,525            --           5,525
Interest expense.................         837            --             837
Other income.....................        (764)           --            (764)
                                  --------------- -------------  -------------
Income before income tax
 expense.........................       5,452            --           5,452
Income tax expense...............       2,133            --           2,133
                                  --------------- -------------  -------------
Net income.......................     $ 3,319          $ --           3,319
                                  =============== =============  =============

(a) Reflects BGP's audited actual operating results for the nine months ended October 31, 1997.

V. CONCERT/SOUTHERN ACQUISITION

                                         NINE MONTHS ENDED SEPTEMBER 30, 1997 IN
                                                         (000'S)
                                       -------------------------------------------
                                                                       CONCERT/
                                                        PRO FORMA      SOUTHERN
                                        AS REPORTED    ADJUSTMENTS   ACQUISITION
                                       ------------- -------------  -------------
Revenue ..............................    $13,093         $  --        $13,093
Operating expenses....................     11,097          (466)(a)     10,631
Depreciation & amortization...........         57            --             57
                                       ------------- -------------  -------------
Operating income......................      1,939           466          2,405
Interest expense......................         --            --             --
Other income..........................        (57)           --            (57)
Equity loss (income) from
 investments..........................         11           (45)(b)        (34)
                                       ------------- -------------  -------------
Income before income tax expense .....      1,985           511          2,496
Income tax expense....................         --            --             --
                                       ------------- -------------  -------------
Net income............................    $ 1,985         $ 511        $ 2,496
                                       ============= =============  =============

PRO FORMA ADJUSTMENTS:

(a) Reflects the elimination of certain officer's bonuses and wages which will not be paid under SFX Entertainment's new employment contracts.
(b) Reflects the elimination of equity income of a non-entertainment affiliated entity which is not being acquired by SFX Entertainment.

VI. PRO FORMA ADJUSTMENTS:
(a) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the Pending Acquisitions. SFX Entertainment amortizes goodwill over 15 years.
(b) To record incremental corporate overhead charges associated with incremental headquarters personnel and general and administrative expenses that management estimates will be necessary following completion of the Pending Acquisitions.
(c) To reclassify Delsener/Slater's equity income in the PNC Bank Arts Center venue following the acquisition of Pavilion which owns the other 50% equity interest in the venue.

 (d) Represents an adjustment to the provision for income taxes to reflect an approximate pro forma tax provision of $3,500,000. The calculation treats all companies to be acquired pursuant to the Pending Acquisitions as "C" Corporations and includes a benefit of approximately $6,000,000 related to the pro forma loss carryforward of approximately $16,000,000 from the twelve months ended December 31, 1996. The above provision also reflects the non-deductibility of approximately $12,000,000 of goodwill amortization, tax savings related to the pro forma adjustments for the Financing and state taxes of approximately $3,500,000.

VII. PRO FORMA FOR THE FINANCINGS:

(a) Represents the elimination of existing interest expense for the Pending Acquisitions.
(b) Reflects interest expense associated with the Notes, the Senior Credit Facility and other debt and deferred compensation costs related to the Pending Acquisitions. The interest rates assumed in the Notes Offering and Senior Credit Facility are 9% and 8% per annum, respectively. A one-quarter percent increase or decrease in the assumed weighted average interest rate for the Financing would change the annual pro forma interest expense by approximately $886,000. There can be no assurance that the Company will be able to consummate the Financing on acceptable terms, or at all.

                                    YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                 --------------------------------------------------
                                     PACE     CONTEMPORARY   NETWORK        BGP
                                 ACQUISITION  ACQUISITION  ACQUISITION  ACQUISITION
                                      I            II          III          IV
                                 ----------- ------------  ----------- -----------
Revenue.........................   $246,548     $71,545      $24,556      $92,331
Operating expenses..............    237,429      64,320       18,403       84,466
Depreciation & amortization ....      5,336       1,334          268        1,474
Corporate expenses..............         --          --           --           --
                                 ----------- ------------  ----------- -----------
Operating income (loss).........      3,783       5,891        5,885        6,391
Interest expense................      5,456         383          294        1,258
Other (income) expenses.........       (265)       (216)         (42)        (584)
Equity (income) loss from
 investments....................     (3,227)         --           --           --
                                 ----------- ------------  ----------- -----------
Income (loss) before income tax
 expense .......................      1,819       5,724        5,633        5,717
Income tax expense (benefit)  ..       (714)         35          303        1,272
                                 ----------- ------------  ----------- -----------
Net income (loss) ..............   $  2,533     $ 5,689      $ 5,330      $ 4,445
                                 =========== ============  =========== ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS)
                                 --------------------------------------------------
                                   CONCERT/                                PRO FORMA
                                   SOUTHERN    PRO FORMA    PRO FORMA       PENDING
                                 ACQUISITION  ADJUSTMENTS FOR FINANCING  ACQUISITIONS-
                                      V           VI           VII       ENTERTAINMENT
                                 ----------- -----------  ------------- -------------
Revenue.........................   $12,601     $     --      $     --      $447,581
Operating expenses..............     9,679           --            --       414,297
Depreciation & amortization ....        69       22,481 (a)        --        30,962
Corporate expenses..............        --        2,000 (b)        --         2,000
                                 ----------- -----------  ------------- -------------
Operating income (loss).........     2,853      (24,481)           --           322
                                                               (7,391)(a)
Interest expense................        --           --        40,544 (b)    40,544
Other (income) expenses.........       (47)        (312)(d)        --        (1,466)
Equity (income) loss from
 investments....................        38          312 (d)        --        (2,877)
                                 ----------- -----------  ------------- -------------
Income (loss) before income tax
 expense .......................     2,862      (24,481)      (33,153)      (35,879)
Income tax expense (benefit)  ..        --          809 (c)        --         1,705
                                 ----------- -----------  ------------- -------------
Net income (loss) ..............   $ 2,862     $(25,290)     $(33,153)     $(37,584)
                                 =========== ===========  ============= =============

I. PACE ACQUISITION

   Reflects the PACE Acquisition and the separate acquisitions of two partners' interest in a partnership that owns certain amphitheaters operated by PACE. The PACE Acquisition is not conditioned on the consummation of the Pavilion Acquisition.

                                                        YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                 --------------------------------------------------------------------------------------
                                       PACE        PAVILION      PAVILION      PAVILION      PRO FORMA        PACE
                                 AS REPORTED (A)  1 MONTH (B) 11 MONTHS (B)   AS REPORTED   ADJUSTMENTS    ACQUISITION
                                 --------------- -----------  ------------- -------------  ------------- -------------
Revenue.........................     $156,325       $5,259       $83,964        $89,223       $ 1,000(c)    $246,548
Operating expenses..............      155,533        5,199        77,267         82,466          (570)(d)    237,429
Depreciation & amortization ....        1,737          253         3,346          3,599            --          5,336
Other expenses..................        3,675           --            --             --        (3,675)(e)         --
                                 --------------- -----------  ------------- -------------  ------------- -------------
Operating (loss) income ........       (4,620)        (193)        3,351          3,158         5,245          3,783
Interest expense................        1,206          395         3,855          4,250            --          5,456
Other income....................          (59)        (123)          (83)          (206)           --           (265)
Equity (income) loss from
 investments....................       (3,048)          82          (129)           (47)         (132)(f)     (3,227)
                                 --------------- -----------  ------------- -------------  ------------- -------------
Income (loss) before income tax
 expense........................       (2,719)        (547)         (292)          (839)        5,377          1,819
Income tax (benefit)............         (714)          --            --             --            --           (714)
                                 --------------- -----------  ------------- -------------  ------------- -------------
Net (loss) income ..............     $ (2,005)      $ (547)      $  (292)       $  (839)      $ 5,377       $  2,533
                                 =============== ===========  ============= =============  ============= =============

------------
PRO FORMA ADJUSTMENTS:
(a) Reflects PACE's audited operating results for fiscal year ended September 30, 1996.
(b) Reflects Pavilion unaudited operating results for the one month ended October 31, 1995 and the audited operating results for the eleven months ended September 30, 1996. During 1996, Pavilion changed its fiscal year-end from October 31 to September 30.
       PACE currently owns 33 1/3% in Pavilion and has agreed to acquire the remaining 66 2/3% interest from the two partners Blockbuster and Sony.
(c) To reflect non-cash revenue resulting from SFX Entertainment granting Blockbuster naming rights to three venues for two years for no future consideration as part of its agreement to acquire Blockbuster's indirect 33 1/3% interest in Pavilion.
(d) Reflects the elimination of $570,000 of certain officer's salary and bonuses which will not be paid under SFX Entertainment's new employment contracts.
(e) Reflects the elimination of non-recurring restricted stock compensation to PACE executives.
(f) To eliminate PACE's income from its 33 1/3% equity investment in Pavilion. PACE currently owns 33 1/3% in Pavilion and has agreed to acquire the remaining 66 2/3% interest in Pavilion pursuant to the Blockbuster Acquisition and Sony Acquisition. There can be no assurance that SFX Entertainment will be able to consummate the acquisition of either or both of Blockbuster's and Sony's respective interests in Pavilion and, as a result, SFX Entertainment may not obtain 100% of Pavilion.

II. CONTEMPORARY ACQUISITION

   Reflects the Contemporary Acquisition and the separate acquisition of the remaining 50% interest in Riverport Amphitheater Partners, a partnership that owns an amphitheater in St. Louis, MO that is operated by Contemporary. The Contemporary Acquisition is not conditioned upon the consummation of the acquisition of such 50% interest.

                                                   YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                         -----------------------------------------------------------
                                          CONTEMPORARY     RIVERPORT     PRO FORMA     CONTEMPORARY
                                           AS REPORTED    AS REPORTED   ADJUSTMENTS    ACQUISITION
                                         -------------- -------------  ------------- --------------
Revenue.................................     $59,852        $11,693       $    --        $71,545
Operating expenses......................      58,189          9,168        (3,037)(a)     64,320
Depreciation & amortization.............         567            767            --          1,334
                                         -------------- -------------  ------------- --------------
Operating income .......................       1,096          1,758         3,037          5,891
Interest expense........................         213            170            --            383
Other income............................        (159)           (57)           --           (216)
Equity (income) loss from investments ..        (822)            --           822 (b)         --
                                         -------------- -------------  ------------- --------------
Income (loss) before income tax
 expense................................       1,864          1,645         2,215          5,724
Income tax expense .....................          35                           --             35
                                         -------------- -------------  ------------- --------------
Net income..............................     $ 1,829        $ 1,645       $ 2,215        $ 5,689
                                         ============== =============  ============= ==============

------------
PRO FORMA ADJUSTMENTS:
(a) Reflects the elimination of certain officer's bonuses and wages not expected to be paid under SFX Entertainment new employment contracts.
(b) Reflects the elimination of Contemporary's equity income in Riverport Amphitheater Partners. Contemporary had entered into an agreement to acquire its partners' 50% interest in this venture. If Contemporary is unable to complete this acquisition of the remaining 50% interest in Riverport Amphitheater Partners, the cash consideration paid by SFX Entertainment for Contemporary will be reduced by $10,500,000.

   The Contemporary Agreement provides that in the event the Contemporary Acquisition is consummated prior to the consummation of the Spin-Off, 1,402,851 shares of preferred stock of SFX Entertainment will be issued to the Sellers. Such preferred stock is to be converted into an equal number of shares of SFX Entertainment's Class A Common Stock upon consummation of the Spin-Off or, if the Spin-Off shall not have occurred prior to July 1, 1998, such preferred stock is to be redeemed by SFX Entertainment at its fair market value, but in no event less than $18,700,000.

 III. NETWORK ACQUISITIONS

   The Network Acquisitions consist of the separate acquisitions of Network Magazine and SJS. Each of these acquisitions is conditioned on the concurrent closing of the other.

                                            YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                  ------------------------------------------------------------
                                    THE NETWORK
                                      MAGAZINE          SJS        PRO FORMA       NETWORK
                                  AS REPORTED (A)   AS REPORTED   ADJUSTMENTS    ACQUISITIONS
                                  --------------- -------------  ------------- --------------
Revenue..........................     $14,767         $11,375       $(1,586)(c)    $24,556
Operating expenses...............      14,275          11,259        (5,545)(b)     18,403
                                                                     (1,586)(c)
Depreciation & amortization .....         184              84            --            268
                                  --------------- -------------  ------------- --------------
Operating income ................         308              32         5,545          5,885
Interest expense.................         291               3            --            294
Other income.....................         (42)             --            --            (42)
                                  --------------- -------------  ------------- --------------
Income before income tax
 expense.........................          59              29         5,545          5,633
Income tax expense ..............         212              91            --            303
                                  --------------- -------------  ------------- --------------
Net (loss) income ...............     $  (153)        $   (62)      $ 5,545        $ 5,330
                                  =============== =============  ============= ==============

PRO FORMA ADJUSTMENTS:
(a) Reflects Network Magazine's audited operating results for fiscal year ended September 30, 1996. SFX Entertainment's purchase agreement for Network Magazine and SJS provides that the purchase price will be increased by $4,000,000 if total 1998 EBITDA as defined equals $9,000,000; by an additional $4 for each $1 increase in EBITDA between $9,000,000 and $10,000,000 and by an additional $6 for each $1 increase in EBITDA between $10,000,000 and $11,000,000 (maximum of $14,000,000 additional consideration). The additional consideration is payable is stock or cash at SFX Entertainment's option. The pro forma statement of operations assumes that no additional consideration is paid.
(b) Reflects the elimination of certain officer's bonuses and wages which will not be paid under SFX Entertainment's new employment contracts.
(c) Reflects the elimination of transactions between Network Magazine and SJS.

 IV. BGP ACQUISITION

                                     YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                  ---------------------------------------------
                                                     PRO FORMA        BGP
                                  AS REPORTED (A)   ADJUSTMENTS   ACQUISITION
                                  --------------- -------------  -------------
Revenue..........................     $92,331         $    --       $92,331
Operating expenses...............      87,520          (3,054)(b)    84,466
Depreciation & amortization .....       1,474              --         1,474
                                  --------------- -------------  -------------
Operating income ................       3,337           3,054         6,391
Interest expense.................       1,258              --         1,258
Other Expense....................        (584)             --          (584)
                                  --------------- -------------  -------------
Income before income tax
 expense.........................       2,663           3,054         5,717
Income tax expense ..............       1,272              --         1,272
                                  --------------- -------------  -------------
Net income ......................     $ 1,391         $ 3,054       $ 4,445
                                  =============== =============  =============

------------
PRO FORMA ADJUSTMENTS:
(a) Reflects BGP's audited operating results for the fiscal year ended January 31, 1997.
(b) Reflects the elimination of certain officer's bonuses, wages, partnership life insurance, profit sharing and other expenses which will not be paid under SFX Entertainment's new employment contracts.

V. CONCERT/SOUTHERN ACQUISITION

                                    YEAR ENDED DECEMBER 31, 1996 IN (000'S)
                                  -------------------------------------------
                                                                  CONCERT/
                                                   PRO FORMA      SOUTHERN
                                   AS REPORTED    ADJUSTMENTS   ACQUISITION
                                  ------------- -------------  -------------
Revenue..........................    $12,601        $    --       $12,601
Operating expenses...............     10,873         (1,194)(a)     9,679
Depreciation & amortization .....         69             --            69
                                  ------------- -------------  -------------
Operating income ................      1,659          1,194         2,853
Investment income................        (47)            --           (47)
Equity loss from investments ....         27             11 (b)        38
                                  ------------- -------------  -------------
Income before income tax
 expense.........................      1,679          1,183         2,862
Income tax expense ..............         --             --            --
                                  ------------- -------------  -------------
Net income ......................    $ 1,679        $ 1,183       $ 2,862
                                  ============= =============  =============

PRO FORMA ADJUSTMENTS:
(a) Reflects the elimination of certain officer's bonuses and wages which will not be paid under the SFX Entertainment new employment contracts.
(b) Reflects the elimination of equity loss of a non-entertainment affiliated entity which is not being acquired by SFX Entertainment.

VI. PRO FORMA ADJUSTMENTS:
(a) Reflects the increase in depreciation and amortization resulting from the preliminary purchase accounting treatment of the Pending Acquisitions. SFX Entertainment amortizes goodwill over 15 years.
(b) To record incremental corporate overhead charges associated with incremental headquarters personnel that management estimates will be necessary following completion of the Pending Acquisitions.
(c) Reflects estimated state and local income taxes. On a consolidated pro forma basis, SFX Entertainment has a net operating loss for the year ending December 31, 1996 of approximately $16 million for which no federal tax benefit has been provided.
(d) To reclassify the Delsener/Slater's equity income in the PNC Bank Arts Center venue following the acquisition of Pavilion which owns the other 50% equity interest in the venue.

VII. PRO FORMA FOR THE FINANCING:
(a) Represents the elimination of existing interest expense for the Pending Acquisitions.
(b) Reflects interest expense associated with the $275,000,000 in privately-placed debt, the senior credit facility, other debt and deferred compensation costs for the Pending Acquisitions. The interest rates assumed in the Notes Offering and Senior Credit Facility are 9% and 8% per annum, respectively. A one-quarter percentage increase or decrease in the assumed weighted average interest rate for the financing would change annual pro forma interest expense by approximately $1.2 million. There can be no assurance that SFX Entertainment will be able to obtain such financing on acceptable terms, or at all.

(D) SFX Entertainment Pro Forma for the Pending Acquisitions

   o Reflects pro forma operating results of SFX Entertainment had all the Pending Acquisitions--Entertainment and the Delsener/Slater, Meadows, and Sunshine Acquisitions been consummated at January 1, 1996.

(E) Pro Forma for the Spin-Off of SFX Entertainment

   o Reflects pro forma operating results of SFX after the Spin-Off of SFX Entertainment.